UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

IAC/InterActiveCorp

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

May 6, 2022
Dear Stockholder:
You are invited to attend the Annual Meeting of stockholders of IAC/InterActiveCorp, which will be held on Thursday, June 23, 2022, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IAC2022. We believe hosting a virtual meeting will allow for greater stockholder attendance at the Annual Meeting by enabling stockholders who might not otherwise be able to travel to a physical meeting to attend online and participate from any location around the world.
At the Annual Meeting, stockholders will be asked to: (i) elect twelve directors, (ii) approve an advisory vote on 2021 executive compensation and (iii) ratify the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for the 2022 fiscal year. IAC’s board of directors believes that the proposals being submitted for stockholder approval are in the best interests of IAC and its stockholders and recommends a vote consistent with the Board’s recommendation for each proposal.
It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting, please take the time to vote online, by telephone or, if you received a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.
Sincerely,
Barry Diller
Chairman and Senior Executive
555 WEST 18TH STREET NEW YORK, NEW YORK 10011 212.314.7300 www.iac.com

IAC/INTERACTIVECORP
555 West 18th Street
New York, New York 10011
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
IAC/InterActiveCorp (“IAC”) is making this proxy statement available to holders of its common stock and Class B common stock in connection with the solicitation of proxies by IAC’s board of directors for use at the Annual Meeting of Stockholders to be held on Thursday, June 23, 2022, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IAC2022. At the Annual Meeting, stockholders will be asked to:
1.
elect twelve members of IAC’s board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from IAC’s board of directors);

2.
approve an advisory vote on 2021 executive compensation;

3.
ratify the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for the 2022 fiscal year; and

4.
transact such other business as may properly come before the meeting and any related adjournments or postponements.

IAC’s board of directors has set April 27, 2022 as the record date for the Annual Meeting. This means that holders of record of IAC common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.
Only stockholders and persons holding proxies from stockholders may participate in the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/IAC2022, you will need the details included (and to follow the instructions set forth) on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.
By order of the Board of Directors,
Kendall Handler
Chief Legal Officer and Secretary
May 6, 2022

PROXY STATEMENT

i

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to deliver this proxy statement and our 2021 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the “Notice Process”). If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2021 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of (and lowering the costs associated with) the printing and distribution of our proxy materials.

The Notice, and for stockholders who previously elected to receive printed copies of our proxy materials, this proxy statement and our 2021 Annual Report on Form 10-K, are being mailed on or about May 6, 2022 to stockholders of record at the close of business on April 27, 2022 and this proxy statement and our 2021 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 6, 2022. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.
Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice provides instructions on how to vote your shares: (i) before the date of the Annual Meeting by way of completing and submitting your proxy online, by phone or by requesting and returning a written proxy card by mail or (ii) by voting at the Annual Meeting online at www.virtualshareholdermeeting.com/IAC2022.

Q:
How do I participate in the Annual Meeting?

A:
You may attend the annual meeting as a guest or as a stockholder. To vote or ask questions at the Annual Meeting online at www.virtualshareholdermeeting.com/IAC2022, you will need the details included (and to follow the instructions set forth) on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of IAC common stock and Class B common stock at the close of business on April 27, 2022, the record date for the Annual Meeting established by IAC’s board of directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the close of business on April 27, 2022, there were 84,084,023 shares of IAC common stock and 5,789,499 shares of Class B common stock outstanding. Holders of IAC common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share.
Q:
What is the difference between a stockholder of record and a stockholder who holds IAC shares in street name?

A:
If your IAC shares are registered in your name, you are a stockholder of record. If your IAC shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record at the close of business on April 27, 2022 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at IAC’s corporate headquarters, located at 555 West 18th Street, New York, New York 10011.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive one proxy card from Broadridge for all IAC shares that you hold. If you hold IAC shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which your IAC shares are held. If you are a stockholder of record and hold additional IAC shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which your IAC shares are held.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and Class B common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/IAC2022 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. When the holders of IAC common stock vote as a separate class, the presence at the Annual Meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for a quorum to be met. When the holders of IAC Class B common stock vote as a separate class, the presence at the Annual Meeting of holders of a majority of the total votes entitled to be cast by holders of IAC Class B common stock is required for a quorum to be met. Shares of IAC common stock and Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. In the absence of a quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares of IAC common stock and Class B common stock represented at the Annual Meeting will have the power to adjourn the Annual Meeting until a quorum is present.

Q:
What matters will IAC stockholders vote on at the Annual Meeting?

A:
IAC stockholders will vote on the following proposals:

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Proposal 1 — to elect twelve members of IAC’s board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from IAC’s board of directors);

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Proposal 2 — to approve a non-bonding advisory vote on 2021 executive compensation (the “Advisory Say on Pay Proposal”);

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Proposal 3 — to ratify the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for the 2022 fiscal year; and

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to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect director nominees to IAC’s Board of Directors?

A:
You may vote in favor of all director nominees, withhold votes as to all director nominees or vote in favor of and withhold votes as to specific director nominees.

The election of each of Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, Westley Moore, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock and Class B common stock voting together as a single class (hereinafter collectively referred to as “IAC capital stock”), with each share of IAC common stock and Class B common stock representing the right to one and ten vote(s), respectively.
The election of each of Bryan Lourd, Alan G. Spoon and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock voting as a separate class.

IAC’s board of directors recommends a vote FOR the election of each of the director nominees.
Q:
What are my voting choices when voting on the Advisory Say on Pay Proposal and what votes are required to approve such proposal?

A:
You may vote in favor of the Advisory Say on Pay Proposal, vote against such proposal or abstain from voting on such proposal.

The approval of the Advisory Say on Pay Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter, voting together as a single class. As an advisory vote, the Advisory Say on Pay Proposal is not binding upon IAC or its board of directors.
IAC’s board of directors recommends a vote FOR the Advisory Say on Pay Proposal.
Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for the 2022 fiscal year and what votes are required to ratify such appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for the 2022 fiscal year requires the affirmative vote of the holders of a majority of the voting power of shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter, voting together as a single class.
IAC’s board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for the 2022 fiscal year.
Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, IAC did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

If any other matters are properly presented at the Annual Meeting for consideration, the three IAC officers who have been designated as proxies for the Annual Meeting (Christopher Halpin, Kendall Handler and Joanne Hawkins) will have the discretion to vote on any such matters for stockholders who have submitted their proxy.
Q:
What do I need to do now to vote at the Annual Meeting?

A:
IAC’s board of directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares before the date of the Annual Meeting in any of three ways:

•
Submitting a proxy online: Submit your proxy online at www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Wednesday, June 22, 2022;

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Submitting a proxy by telephone: Submit your proxy by telephone (1.800.690.6903). Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Wednesday, June 22, 2022; or

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Submitting a proxy by mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/IAC2022 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the details included (and to follow the instructions set forth) on your Notice, your proxy card or the instructions that accompanied your proxy materials.

For IAC shares held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.
Q:
If I hold my IAC shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If your IAC shares are held in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote such shares. If you do not provide voting instructions, whether such shares can be voted by your broker, bank and/or other holder of record depends on the type of item being considered for a vote.

Non-Discretionary Items. The election of directors and the Advisory Say on Pay Proposal are non-discretionary items and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If your bank, broker or other holder of record does not receive specific voting instructions from you, a “broker non-vote” will occur in the case of your IAC shares for these proposals.
Discretionary Items. The ratification of Ernst & Young LLP as IAC’s independent registered public accounting firm for the 2022 fiscal year is a discretionary item. Generally, brokers, banks and other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion.
Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the Say on Pay Proposal and the auditor ratification proposal) and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting (the election of directors). Shares represented by broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same IAC shares online, by telephone or by mail before the date of the Annual Meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/IAC2022 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If you hold your IAC shares through a broker, bank and/or other holder of record, follow the instructions that you received from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.

Q:
What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees, the Advisory Say on Pay Proposal and the ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for the 2022 fiscal year.

Q:
How are proxies solicited and who bears the related costs?

A:
IAC bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by various means, including by telephone, e-mail, letter or in person.

Following the initial mailing of the Notice and proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold IAC shares and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse them for their reasonable expenses.
Q:
What should I do if I have questions about the Annual Meeting?

A:
If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualsharesholdermeeting.com/IAC2022 and vote at that time or would like copies of our proxy materials, please contact IAC Investor Relations at 1.212.314.7400 or ir@iac.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
Proposal and Required Vote
At the upcoming Annual Meeting, a board of twelve directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from IAC’s board of directors). Information concerning director nominees, all of whom are incumbent directors of IAC and have been recommended by the Nominating Committee for re-election, appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for re-election, in the event of such an occurrence, proxies may be voted for a substitute designated by IAC’s board of directors.
The election of each of Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, Westley Moore, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock voting together as a single class.
IAC’s board of directors has designated Bryan Lourd, Alan G. Spoon and Richard F. Zannino as nominees for those positions on IAC’s board of directors to be elected by the holders of IAC common stock voting as a separate class. The election of each of them as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock voting as a separate class.
Both the Nominating Committee and IAC’s board of directors recommend a vote FOR the election of all director nominees.
Information Concerning Director Nominees
Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Nominating Committee and IAC’s board of directors believe provide IAC with the perspective and judgment needed to guide, monitor and execute its strategies. References to service at IAC prior to June 2020 refer to IAC’s predecessor entity or entities (as applicable).
Chelsea Clinton, age 42, has been a director of IAC since September 2011. Since March 2013, Ms. Clinton has served as Vice Chair of the Clinton Foundation, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Ms. Clinton also currently teaches at Columbia University’s Mailman School of Public Health. Ms. Clinton has served as a member of the board of directors of the Clinton Health Access Initiative since September 2011 and previously served as a member of the board of directors of the Clinton Foundation from September 2011 to February 2013. From March 2010 through May 2013, Ms. Clinton served as an Assistant Vice Provost at New York University, where she focused on interfaith initiatives and the university’s global expansion program. From November 2011 to August 2014, Ms. Clinton also worked as a special correspondent for NBC News. Prior to these efforts, Ms. Clinton worked as an associate at McKinsey & Company, a consulting firm, from August 2003 to October 2006, and as an associate at Avenue Capital Group, an investment firm, from October 2006 to November 2009. Ms. Clinton has served as a member of the boards of directors of Expedia Group, Inc. since March 2017, Nurx (a telemedicine start-up company) since June 2018 and Clover Health Investments, Corp. (a next-generation Medicare Advantage insurance company) beginning prior to its January 2021 initial public offering to date. Ms. Clinton is also a co-founder and partner of Metrodora Ventures (a venture capital firm focused on health and learning businesses). In addition to her for-profit affiliations, Ms. Clinton currently serves as a member of the boards of directors of The School of American Ballet, the Africa Center, the Weill Cornell Medical College, HiddenLight Productions Limited and Columbia University’s Mailman School of Public Health, and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. When concluding that Ms. Clinton should serve as a director, IAC’s board of directors considered her broad public policy experience and keen intellectual acumen, which together the board believes brings a unique perspective to IAC’s businesses and initiatives, as well as her private equity and venture capital experience, which the board believes gives her particular insight into investment strategy.

Barry Diller, age 80, has been a director and Chairman and Senior Executive of IAC since December 2010. Mr. Diller previously served as a director and Chairman and Chief Executive Officer of IAC from August 1995 to November 2010. Mr. Diller also serves as Chairman and Senior Executive of Expedia Group, Inc., which position he has held since August 2005. Mr. Diller, along with Expedia Group’s Vice Chairman, oversaw the company’s executive leadership team, managing day-to-day operations, from December 2019 until April 2020, when Expedia Group, Inc.’s Vice Chairman also became the company’s Chief Executive Officer. Prior to joining IAC, Mr. Diller was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller served as Chairman (in a non-executive capacity) of the board of directors of Live Nation Entertainment, Inc. (and its predecessor companies, Ticketmaster Entertainment and Ticketmaster) (“Live Nation”)) from August 2008 to October 2010, and continued to serve as a member of the board of directors of Live Nation through January 2011. Mr. Diller also served as Chairman and Senior Executive of TripAdvisor, Inc., an online travel company (“TripAdvisor”), from December 2011 to December 2012, served as a member of the board of directors of TripAdvisor from December 2011 through April 2013 and served as a special advisor to the Chief Executive Officer of TripAdvisor from April 2013 to March 2017. Mr. Diller is also currently a member of the board of directors of The Coca-Cola Company and MGM Resorts International and served as a member of the board of directors of Graham Holdings Company (formerly The Washington Post Company) during the past five years. In addition to his for-profit affiliations, Mr. Diller is a member of The Business Council and serves on the Dean’s Council of The New York University Tisch School of the Arts, the Board of Councilors for the School of Cinema-Television at the University of Southern California and the Advisory Board of the Peter G. Peterson Foundation, among other not-for-profit affiliations. IAC’s board of directors nominated Mr. Diller because he has been Chairman and Senior Executive since 2010 and prior to that time, served as Chairman and Chief Executive Officer of IAC since 1995, and as a result, possesses a great depth of knowledge and experience regarding IAC and its businesses. In addition, the board noted Mr. Diller’s ability to exercise influence (subject to IAC’s organizational documents and Delaware law) over the outcome of matters involving IAC that require stockholder approval given the fact that he and certain members of his family collectively have sole voting and/or investment power over all shares of IAC Class B common stock outstanding, which shares represent a significant percentage of the voting power of IAC capital stock.
Michael D. Eisner, age 80, has been a director of IAC since March 2011. Mr. Eisner has served as Chairman of The Tornante Company, LLC, a privately held company that invests in, acquires, incubates and operates media and entertainment companies (“Tornante”), since 2005. Mr. Eisner currently serves as Chairman of the board of directors of the Portsmouth Community Football Club Limited, a League One English football club, which Tornante acquired in August 2017. Mr. Eisner also previously served as Chairman of two Tornante portfolio companies, The Topps Company, a leading creator and marketer of sports cards, distinctive confectionery and other entertainment products, and Vuguru, a studio focusing on the production of groundbreaking programming for the internet and other digital platforms. Mr. Eisner served as Chairman of The Topps Company from October 2007 to April 2013, and then again from January 1, 2021 until January 2022, when the sports and entertainment portion of the company was sold, leaving the candy and digital card services portion, now known as The Bazooka Companies, Inc., where Mr. Eisner serves as Chairman. Mr. Eisner also served as Chairman of Vuguru from October 2009 to December 2014, when Tornante acquired that portion of Vuguru that it did not already own. Prior to founding Tornante, Mr. Eisner served as Chairman and Chief Executive Officer of The Walt Disney Company from 1984. In addition to his for-profit affiliations, Mr. Eisner serves on the boards of directors of Denison University, The Aspen Institute, the Yale School of Architecture Dean’s Council and The Eisner Foundation. When concluding that Mr. Eisner should serve as a director, IAC’s board of directors considered his experience with Tornante, which the board believes gives him particular insight into investments in, and the development and operation of, media and entertainment companies that focus on programming and content for emerging platforms. IAC’s board of directors also considered Mr. Eisner’s experience as the Chairman and Chief Executive Officer of The Walt Disney Company, which the board believes gives him particular insight into business strategy and leadership, marketing and consumer branding, as well as a high level of financial literacy and insight into the media and entertainment industries.

Bonnie S. Hammer, age 71, has been a director of IAC since September 2014. Since September 2020, Ms. Hammer has served as Vice Chairman of NBCUniversal. Prior to assuming this role, from October 2019, Ms. Hammer served as Chairman of NBCUniversal Content Studios, in which capacity she oversaw the company’s television studios (Universal Television, Universal Content Productions and NBCUniversal International Studios). Prior to her tenure as Chairman of NBCUniversal Content Studios, Ms. Hammer served as Chairman of NBCUniversal Direct to Consumer and Digital Enterprises (January 2019 to October 2019), where she led the development of NBCUniversal’s new streaming service, Peacock. Prior to this role, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment from February 2013 to January 2019. In this capacity, Ms. Hammer had executive oversight over a number of leading cable brands (the USA, Syfy, E! Entertainment, Bravo, Oxygen and Universal Kids networks), as well as Universal Cable Productions, which created original scripted content for cable, broadcast and streaming platforms, and Wilshire Studios, which produced original reality programming. Prior to her tenure as Chairman of NBCUniversal Cable Entertainment, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment and Cable Studios from November 2010. In this capacity, Ms. Hammer had executive oversight over certain well known cable brands (the USA, Syfy, E! Entertainment, Chiller, Cloo and Universal HD networks), as well as Universal Cable Productions and Wilshire Studios. Prior to joining NBCUniversal in May 2004, Ms. Hammer served as President of Syfy from 2001 to 2004 and held other senior executive positions at Syfy and USA Network from 1989 to 2000. Earlier in her career, she was an original programming executive at Lifetime Television Network from 1987 to 1989. Ms. Hammer has served as a member of the board of directors of eBay, Inc. since January 2015. In addition to her for-profit affiliations, Ms. Hammer currently sits on the Board of Governors for the Motion Picture & Television Fund (MPTF) Foundation and serves on the strategic planning committee for Boston University’s College of Communication, her alma mater, and from which Ms. Hammer received an honorary doctorate degree in 2017. When concluding that Ms. Hammer should serve as a director, IAC’s board of directors considered her experience as Vice Chairman of NBCUniversal, as well as her experience as the Chairman of both NBCUniversal Content Studios and NBCUniversal Direct to Consumer and Digital Enterprises, and her prior roles with NBCUniversal Cable Entertainment, NBCUniversal Media, LLC, USA Network and Lifetime Television Network, which the board believes give her particular insight into business strategy and leadership, as well as a high level of financial literacy and a seasoned insight into the media and entertainment industries, particularly pay television network programming and production and multiplatform branding.
Victor A. Kaufman, age 78, has been a director of IAC since December 1996 and has been Vice Chairman of IAC since October 1999. Mr. Kaufman also served as Vice Chairman of Expedia Group, Inc. from August 2005 to June 2018 and as a member of its board of directors from August 2005 to March 2020. Previously, Mr. Kaufman served in IAC’s Office of the Chairman from January 1997 to November 1997 and as IAC’s Chief Financial Officer from November 1997 to October 1999. Prior to joining IAC, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star’s successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also served as Vice Chairman of the board of directors of Live Nation from August 2008 through January 2010, and continued to serve as a member of the board of directors of Live Nation from January 2010 through December 2010. In addition, Mr. Kaufman served as a member of the board of directors of TripAdvisor from December 2011 to February 2013. When concluding that Mr. Kaufman should serve as a director, IAC’s board of directors considered the unique knowledge and experience regarding IAC and its businesses that he has gained through his involvement with IAC in various roles since 1996, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.
Joseph Levin, age 42, has been a director and Chief Executive Officer of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012 to June 2015. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Mr. Levin has served on the boards of directors of Match Group, Inc., Angi Inc. (formerly known as ANGI Homeservices Inc.), MGM Resorts International and Vimeo, Inc. since October 2015, September 2017 and August 2020 and May 2021, respectively, and currently serves as Chairman of the boards of Angi Inc. and Vimeo, Inc. Mr. Levin previously served on the boards of directors of LendingTree, Inc. (from August 2008 through November 2014), The Active Network (beginning prior to its 2011 initial public offering through its sale in December 2013) and Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. When concluding that Mr. Levin should serve as a director, IAC’s board of directors considered the unique knowledge and experience regarding IAC and its businesses that he has gained through his various roles with IAC since 2003, most recently his role as Chief Executive Officer of IAC, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.
Bryan Lourd, age 61, has been a director of IAC since April 2005. Mr. Lourd has served as a partner and Managing Director of Creative Artists Agency (“CAA”) since October 1995. CAA is among the world’s leading entertainment agencies and is based in Los Angeles, California, with offices in Nashville, New York, London and Beijing, among other locations. He is a graduate of the University of Southern California. When concluding that Mr. Lourd should serve as a director, IAC’s board of directors considered his extensive experience as a principal of CAA, which the board believes gives him particular insight into business strategy and leadership, as well as unique and specialized experience regarding the entertainment industry and marketing.
Westley Moore, age 43, has been a director of IAC since July 2020. Mr. Moore, currently a Maryland gubernatorial candidate, previously served as Chief Executive Officer of Robin Hood, the largest poverty-fighting organization in New York and one of the largest anti-poverty forces in the United States, from April 2017 to May 2021. Prior to his tenure at Robin Hood, Mr. Moore founded BridgeEdU, an innovative technology platform addressing the college completion and job placement crisis, in 2013, and served as its Chief Executive Officer until February 2017 and as its Chairman until June 2019. Prior to founding BridgeEdU, Mr. Moore worked as an investment banker with Citigroup in New York and Deutsche Bank in London. In addition to the roles described above, Mr. Moore is a decorated army combat veteran, New York Times and Wall Street Journal bestselling author (The Other Wes Moore and The Work, among other works) and nationally prominent social justice advocate. Mr. Moore earned an MLitt in International Relations from Oxford University as a Rhodes Scholar and served as a White House Fellow to Secretary of State Condoleezza Rice. Mr. Moore has served on the boards of directors of Under Armour, Inc. (an American sports equipment company), Butterfly Network, Inc. (a digital health company) and Longview Acquisition Corp. II (a special purpose acquisition company) since September 2020, February 2021 and March 2021, respectively. Mr. Moore previously served on the boards of directors of Green Thumb Industries Inc. (a manufacturer and distributor of branded cannabis products) and Longview Acquisition Corp. (a special purpose acquisition company) during the past five years. When concluding that Mr. Moore should serve as a director, IAC’s board of directors considered his management experience at the helm of a leading national not-for-profit organization, as well as his commitment to social justice, military service and keen intellectual acumen, all of which the board believes brings a new and diverse perspective to IAC’s businesses and initiatives.
David Rosenblatt, age 54, has been a director of IAC since December 2008. Mr. Rosenblatt currently serves as the Chief Executive Officer of 1stdibs.com, Inc., an online marketplace for design, including furniture, art, jewelry and fashion. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google’s acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including Chief Executive Officer of DoubleClick from July 2005 through March 2008 and President of DoubleClick from 2000 through July 2005. Mr. Rosenblatt has also served as a member of the boards of directors of Twitter since January 2011 and Farfetch UK Limited (the world’s largest digital marketplace for luxury fashion) since July 2017. When concluding that Mr. Rosenblatt should serve as a director, IAC’s board of directors considered his extensive and unique experience in the online advertising and digital marketing technology and services industries, as well as his management experience with DoubleClick, Google and 1stdibs.com, Inc., which the board believes gives him particular insight into business strategy and leadership, as well as a deep understanding of the online advertising and e-commerce industries.
Alan G. Spoon, age 70, has been a director of IAC since February 2003. Mr. Spoon served as General Partner and Partner Emeritus of Polaris Partners from 2011 to 2018. He previously served as Managing General Partner of Polaris Partners from 2000 to 2010. Polaris Partners is a private investment firm that provides venture capital and management assistance to development stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to his service in these roles, he held a wide variety of positions at The Washington Post Company, including as President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the board of directors of Danaher Corporation (a designer, manufacturer and marketer of professional, medical, industrial and commercial products and services) since July 1999, Match Group, Inc. since November 2015 and as Chairman of the board of directors of Fortive Corporation (a developer, manufacturer and marketer of professional and engineered products, software and services for a variety of end markets) since July 2016. Mr. Spoon previously served as a member of the board of directors of Cable One, Inc. (a leading broadband communications provider) during the past five years. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation (and its Risk and Audit Committee). He also serves as director of The Center for Reimagining Learning (successor organization to edX, a not-for-profit large-scale online education platform), sponsored by Harvard and The MIT Corporation, as well as a member of the Executive Committee and member and Chairman of the Risk and Audit Committee of the MIT Corporation. When concluding that Mr. Spoon should serve as a director, IAC’s board of directors considered his extensive private and public company board experience and public company management experience, all of which the board believes give him particular insight into business strategy, leadership and marketing in the media industry, as well as his experience serving on audit committees (and the attendant risk oversight duties), which the board believes give him particular insight into risk management. IAC’s board of directors also considered Mr. Spoon’s private equity experience and engagement with the MIT Corporation, which the board believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and financing.
Alexander von Furstenberg, age 52, has been a director of IAC since December 2008. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC, a family office focused on value-based investing (“Ranger”), which he founded in June 2011. Prior to founding Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer from 2003 to 2011. Mr. von Furstenberg has served as a member of the board of directors of Expedia Group, Inc. since December 2015 and La Scogliera (an Italian financial holding company and bank) since December 2016. Mr. von Furstenberg previously served on the board of directors of Liberty Expedia Holdings, Inc. from November 2016 to July 2019, when the company was acquired by Expedia Group, Inc. Since 2001, he has acted as Chief Investment Officer of Arrow Finance, LLC (formerly known as Arrow Investments, Inc.), the private investment office that serves his family. Mr. von Furstenberg also serves as a partner and Co-Chairman of Diane von Furstenberg Studio, LLC. In addition to his for-profit affiliations, Mr. Von Furstenberg serves as a director of The Diller-von Furstenberg Family Foundation and as a member of the board of directors of Friends of the High Line. When concluding that Mr. von Furstenberg should serve as a director, IAC’s board of directors considered his private investment and public board experience, which the board believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller’s stepson.
Richard F. Zannino, age 63, has been a director of IAC since June 2009. Since July 2009, Mr. Zannino has been a Managing Director at CCMP Capital Advisors, LLC, a private equity firm, where he also serves as a member of the firm’s Investment Committee and as co-head of the firm’s consumer sector. Mr. Zannino has served as a member of the boards of directors of The Estée Lauder Companies, Inc. (a multinational manufacturer and marketer of skincare, makeup, fragrance and haircare products) since January 2010, Ollie’s Bargain Outlet (a leading American retailer of closeout merchandise and excess inventory) since July 2015 and Hillman Solutions Corp. (a leading North American provider of complete hardware solutions) beginning prior to its July 2021 initial public offering to date and previously served as a member of the boards of directors of Francesca’s Collections (a women’s boutique clothing and accessories chain) and Jamieson Wellness (a leading Canadian branded manufacturer, distributor and marketer of natural health products) during the past five years. Mr. Zannino previously served as Chief Executive Officer and a member of the board of directors of Dow Jones & Company from February 2006 to December 2007, when Mr. Zannino resigned from these positions upon the acquisition of Dow Jones by News Corp. Prior to this time, Mr. Zannino served as Chief Operating Officer of Dow Jones from July 2002 to February 2006 and as Executive Vice President and Chief Financial Officer of Dow Jones from February 2001 to June 2002. Prior to his tenure at Dow Jones, Mr. Zannino served in a number of executive capacities at Liz Claiborne from 1998 to January 2001, and prior to that time served as Executive Vice President and Chief Financial Officer of General Signal (a manufacturer of equipment for the process, electrical and industrial technology industries) and in a number of executive capacities at Saks Fifth Avenue. In addition to his for-profit affiliations, Mr. Zannino currently serves as Vice Chairman of the Board of Trustees of Pace University. When concluding that Mr. Zannino should serve as a director, IAC’s board of directors considered his extensive public company management experience, which the board believes gives him particular insight into business strategy, leadership and marketing, and his high level of financial literacy, as well as his experience serving on audit committees (and the attendant risk oversight duties), which the board believes gives him particular insight into risk management. IAC’s board of directors also considered Mr. Zannino’s private equity experience, which the board believes gives him particular insight into acquisition and investment strategy and financing.
Corporate Governance
Leadership Structure. IAC’s business and affairs are overseen by its board of directors, which currently has twelve members. There are three management representatives on IAC’s board of directors and, of the nine remaining current directors, eight are independent. IAC’s board of directors has standing Audit, Compensation and Human Resources and Nominating Committees, each comprised solely of independent directors, as well as an Executive Committee. For more information regarding director independence and committees of IAC’s board of directors, see the discussion under Director Independence and Board of Directors and Board Committees below. All of IAC’s directors play an active role in board matters, are encouraged to communicate among themselves and directly with IAC’s Chairman and Senior Executive and Chief Executive Officer and have full access to IAC management at all times.
IAC’s independent directors meet in scheduled executive sessions without IAC management present at least twice a year and may schedule additional meetings as they deem appropriate. IAC’s board of directors does not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of the Audit, Compensation and Human Resources and Nominating Committees ensures that directors with no ties to IAC management are charged with oversight for all financial reporting and executive compensation related decisions made by IAC management, as well as for recommending candidates for board membership. At each regularly scheduled board meeting, the Chairperson of each of these committees (as and if applicable) provides the full board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled board meeting.
Mr. Diller currently serves as both Chairman and Senior Executive of IAC and has held both positions (for IAC and its predecessor entity) since December 2010. Mr. Levin currently serves as Chief Executive Officer of IAC and has held this position (for IAC and its predecessor entity) since June 2015. This leadership structure provides IAC with the benefit of Mr. Diller’s continued oversight of IAC’s strategic goals and vision, coupled with the benefit of a full time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of IAC and its operating businesses. At this time, IAC believes that this leadership structure is the most appropriate one for IAC and its stockholders.
Risk Oversight. IAC management is responsible for assessing and managing IAC’s exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. IAC management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing IAC. Such guidelines and policies include (among others) an annual risk assessment across all of IAC’s business, in connection with which management at each IAC business assesses strategic, financial, operational, information security and regulatory risks, together with related mitigation plans. The results of this assessment are then consolidated and reviewed by IAC senior management, after which they are discussed with the Audit Committee and IAC’s board of directors.
In developing this framework, IAC recognizes that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact IAC stockholder value. IAC’s board of directors is responsible for overseeing IAC management in the execution of its responsibilities and for assessing IAC’s approach to risk management. IAC’s board of directors exercises these responsibilities periodically as part of its meetings and through discussions with IAC management, as well as through the Audit Committee (which examines various components of financial, cybersecurity and workplace conduct risks, among other risks) and the Compensation and Human Resources Committees (which examines compensation-related risks, among others) as part of their responsibilities.
Information security and cybersecurity are key components of risk management at IAC and its Chief Information Security Officer briefs the Audit Committee each quarter (and where appropriate, IAC’s board of directors) on the information security and cybersecurity programs of IAC and its various businesses and related priorities and controls. Certain compensation-related matters are also key components of risk management at IAC, with IAC periodically conducting risk assessments of its compensation policies and practices for its employees, including those related to its executive compensation programs. The goal of these assessments is to determine whether the general structure of IAC’s compensation policies and programs and the administration of these programs pose any material risks to IAC. The findings of any risk assessment are discussed with the Compensation and Human Resources Committee and, where appropriate, IAC’s board of directors. Based upon these assessments, IAC believes that its compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on IAC.
In addition, an overall review of risks is inherent in the consideration by IAC’s board of directors of IAC’s long-term strategies and in the transactions and other matters presented to the board, including significant capital expenditures, acquisitions and divestitures and financial matters. The role of IAC’s board of directors in risk oversight of IAC is consistent with IAC’s leadership structure, with IAC’s Chairman and Senior Executive, Chief Executive Officer and other members of IAC senior management having responsibility for assessing and managing IAC’s risk exposure, and IAC’s board of directors and its committees providing oversight in connection with these efforts.
Stock Ownership Policy. In early 2022, IAC’s Compensation and Human Resources Committee adopted a stock ownership policy that covers members of IAC’s board of directors and executive officers. The policy provides for a minimum IAC ownership target that each non-employee director, as well as IAC’s Chairman and Senior Executive, Chief Executive Officer and other executive officers of IAC, is expected to accumulate and hold. Under the policy, all non-employee directors are expected to hold the lesser of a number of shares of IAC common stock with a value of at least five times their annual cash retainer (rounded down to the nearest 100 shares) and 12,400 shares of IAC common stock. For ownership target levels applicable to IAC’s Chairman and Senior Executive, Chief Executive Officer and other executive officers of IAC, see Compensation Discussion and Analysis — Stock Ownership Policy.
Hedging Policies and Practices. IAC’s policy on securities trading provides that no director, officer or employee of IAC and its businesses may engage in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to securities of IAC and/or any publicly traded subsidiary of IAC, or engage in short sales with respect to securities of IAC and/or its publicly traded subsidiaries. This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among others).
Director Independence. Under the Marketplace Rules of The Nasdaq Stock Market, LLC (the “Marketplace Rules”), IAC’s board of directors has a responsibility to make an affirmative determination that those members of the board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, in February 2021 and February 2022, IAC’s board of directors reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by IAC management, as well as from IAC records and publicly available information. Following these determinations, IAC management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on prior independence determinations.
In February 2021 and February 2022, IAC’s board of directors determined that each of Messrs. Eisner, Lourd, Moore, Rosenblatt, Spoon and Zannino and Mses. Clinton and Hammer satisfied the director independence requirements set forth in the Marketplace Rules, and that the members of the Audit and Compensation and Human Resources Committees also satisfied separate independence requirements under the standard imposed by applicable SEC rules and the Marketplace Rules for audit committee and compensation committee members.
Of the remaining incumbent directors in the case of both determinations, Messrs. Diller, Kaufman and Levin are executive officers of IAC and Mr. von Furstenberg is Mr. Diller’s stepson. Given these relationships, none of these directors is independent.
Director Nominations. The Nominating Committee identifies, reviews and evaluates individuals qualified to become members of IAC’s board of directors and recommends candidates to IAC’s board of directors. While there are no specific requirements for eligibility to serve as a director of IAC, in evaluating candidates, the Nominating Committee will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of IAC, whether the candidate’s experience and expertise would be beneficial to IAC’s board of directors, whether the candidate is willing and able to devote the necessary time and energy to the work of IAC’s board of directors and whether the candidate is prepared and qualified to represent the best interests of IAC’s stockholders. While IAC’s board of directors does not have a formal diversity policy, the Nominating Committee also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other members of IAC’s board of directors and those represented by IAC’s board of directors as a whole to ensure that the board has the right mix of skills, expertise and background. As contemplated by the board diversity requirements set forth in the Marketplace Rules, certain gender and demographic information for IAC’s board of directors is set forth in the following matrix:
Board Diversity Matrix (as of May 6, 2022)
Board Size:
Total Number of Directors	12
Gender:	Female	Male	Non- Binary	Did Not Disclose Gender
	2	8	—	2
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	—	—	—	2

IAC’s board of directors does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date, IAC has not received any such recommendations. However, IAC’s board of directors would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as an IAC stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s IAC stock ownership. Any director recommendations will be reviewed by IAC’s Corporate Secretary and the Chairman and Senior Executive, and if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a director described above, the recommendation will be shared with IAC’s board of directors.
Communications with IAC’s Board of Directors. Stockholders who wish to communicate with IAC’s board of directors or a particular director may send any such communication to IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder — Board Communication” or “Stockholder — Director Communication.” All such letters must identify the author as an IAC stockholder, provide evidence of the sender’s IAC stock ownership and clearly state whether the intended recipients are all members of IAC’s board of directors or a particular director or directors. IAC’s Corporate Secretary will then review such correspondence and forward it to IAC’s board of directors, or to the specified director(s), if appropriate.
The Board and Board Committees
The Board. During 2021, IAC’s board of directors met six times and took action by written consent five times. All then-incumbent directors attended at least 75% of the meetings of IAC’s board of directors and the board committees on which they served during 2021. Directors are not required to attend annual meetings of IAC stockholders. One member of IAC’s board of directors attended IAC’s 2021 annual meeting of stockholders.
IAC’s board of directors currently has four standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Nominating Committee and the Executive Committee.
Board Committees. The following table sets forth the members of each committee of IAC’s board of directors and the number of meetings held by each such committee during 2021, and the number of times that each such committee took action by written consent during 2021. Each committee member identified below served in the capacities set forth in the table immediately below for all of 2021.
Name	Audit Committee	Compensation and Human Resources Committee	Nominating Committee	Executive Committee
Chelsea Clinton(1)	—	—	—	—
Barry Diller	—	—	—	X
Michael D. Eisner(1)	—	—	X	X
Bonnie S. Hammer(1)	—	Chair	X	—
Victor A. Kaufman	—	—	—	X
Joseph Levin	—	—	—	—
Bryan Lourd(1)	X	—	—	—
Westley Moore(1)	—	—	—	—
David Rosenblatt(1)	—	X	—	—
Alan G. Spoon(1)	Chair	—	—	—
Alexander von Furstenberg	—	—	—	—

Name	Audit Committee	Compensation and Human Resources Committee	Nominating Committee	Executive Committee
Richard F. Zannino(1)	X	—	—	—
Number of Meetings	8	2	0	0
Number of Written Consents	1	5	1	2

(1)
Independent director.

Audit Committee. The Audit Committee of IAC’s board of directors functions pursuant to a written charter adopted by the board, the most recent version of which is attached as Appendix A to this proxy statement. The Audit Committee is appointed by IAC’s board of directors to assist the board with a variety of matters described in the charter, which include monitoring: (i) the integrity of IAC’s financial statements, (ii) the effectiveness of IAC’s internal control over financial reporting, (iii) the qualifications and independence of IAC’s independent registered public accounting firm, (iv) the performance of IAC’s internal audit function and independent registered public accounting firm, (v) IAC’s risk assessment and risk management policies as they relate to financial, cybersecurity and other risk exposures, including risks relating to workplace conduct, and (vi) the compliance by IAC with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among its members, IACs independent registered public accounting firm, IAC’s internal audit function and IAC management. The formal report of the Audit Committee is set forth under the caption Audit Committee Matters — Audit Committee Report below.
IAC’s board of directors has previously concluded that Mr. Spoon is an “audit committee financial expert,” as such term is defined in applicable SEC rules and the Marketplace Rules.
Compensation and Human Resources Committee. The Compensation and Human Resources Committee of IAC’s board of directors functions pursuant to a written charter adopted by the board, the most recent version of which was filed as Annex O to IAC’s 2021 annual meeting proxy statement. The Compensation and Human Resources Committee is appointed by IAC’s board of directors to assist the board with all matters relating to the compensation of IAC’s executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of IAC as they relate to IAC’s executive officers, and work with IAC management to assess compensation-related risks. The Compensation and Human Resources Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The Compensation and Human Resources Committee may also delegate to one or more of IACs executive officers the authority to make grants of equity-based compensation to eligible individuals (other than directors or executive officers) to the extent allowed under applicable law. For additional information on IAC’s processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation and Human Resources Committee, IAC management and consultants, see the discussion under Compensation Discussion and Analysis. The formal report of the Compensation and Human Resources Committee is set forth under the caption IAC Compensation Committee Report below.
Nominating Committee. The Nominating Committee of IAC’s board of directors functions pursuant to a written charter adopted by the board, the most recent version of which was filed as Annex N to IAC’s 2021 annual meeting proxy statement. The Nominating Committee is appointed by IAC’s board of directors to assist the board by: (i) identifying, reviewing and evaluating individuals qualified to become members of IAC’s board of directors, (ii) recommending director nominees for the next annual meeting of stockholders (and nominees to fill vacancies on the board as necessary) and (iii) making recommendations with respect to the compensation and benefits of directors.
Executive Committee. The Executive Committee of IAC’s board of directors has all the power and authority of the board, except those powers specifically reserved to the board by Delaware law or IAC’s organizational documents.

PROPOSAL 2 — ADVISORY SAY ON PAY PROPOSAL
As required pursuant to Section 14 of the Exchange Act of 1934, as amended (the “Exchange Act”), IAC is seeking an advisory vote from its stockholders to approve the compensation of IAC’s named executives for 2021. This proposal is not intended to address any specific item of compensation, but rather IAC’s overall compensation program and policies relating to its named executives.
As described in detail in the Compensation Discussion and Analysis, IAC’s executive officer compensation program is designed to provide the level of compensation necessary to attract, retain, motivate and reward talented and experienced executives and to motivate them to achieve short-term and long-term goals, thereby enhancing stockholder value and creating a successful company.
IAC believes that its executive officer compensation program, with its balance of short-term and long-term incentives, rewards sustained performance that is aligned with the long-term interests of IAC stockholders. Accordingly, IAC believes that the compensation paid to its named executives in 2021 was fair and appropriate and are asking IAC stockholders to vote FOR the adoption of the following resolution:
“RESOLVED, that IAC stockholders approve, on an advisory basis, the compensation of IAC’s named executives for 2021, as disclosed in this proxy statement, pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related narrative discussion.”
The approval, on an advisory basis, of the Advisory Say on Pay Proposal requires the affirmative vote of holders of a majority of the aggregate voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote on the matter and voting together as a single class. The vote is advisory in nature and therefore not binding on IAC or its board of directors. However, IAC’s board of directors and the Compensation and Human Resources Committee value the opinions of all IAC stockholders and will consider the outcome of this vote when making future compensation decisions for its named executives.
At IAC’s 2021 annual meeting of stockholders, IAC stockholders voted on an advisory vote to recommend the frequency at which IAC should present its stockholders with the opportunity to participate in an advisory say on pay vote on IAC’s executive compensation. IAC stockholders voted on whether the say on pay votes should be held every one, two or three years, with IAC’s board of directors recommending a triennial vote. Of the shares of IAC capital stock voted in 2021 on that frequency proposal, a majority were voted in favor of holding future say on pay votes on a triennial basis, consistent with the recommendation of IAC’s board of directors. However, after consideration of the number of votes for holding an annual say on pay vote and other factors (including feedback from stockholders received during stockholder engagement), IAC determined to hold say on pay votes annually. The advisory vote on the frequency of say on pay votes is required to occur at least every six years and is next expected to occur during or before 2027.
IAC’s board of directors recommends a vote FOR the Advisory Say on Pay Proposal.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to stockholder ratification, the Audit Committee of IAC’s board of directors has appointed Ernst & Young LLP as IAC’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as IAC’s independent registered public accounting firm for 2022, the Audit Committee considered: (i) the firm’s performance as IAC’s independent registered public accounting firm, (ii) the fact that the firm has audited the financial statements of IAC (and its predecessor entities) since 1996, (iii) the firm’s independence with respect to the services to be performed for IAC and (iv) the firm’s strong and considerable qualifications and general reputation for adherence to professional auditing standards.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses to do so and will be available to respond to appropriate questions.
Ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together.
IAC’s board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee functions pursuant to a written charter adopted by IAC’s board of directors, the most recent version of which is attached as Appendix A to this proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to IAC’s board of directors with the monitoring of: (i) the integrity of IAC’s financial statements, (ii) the effectiveness of IAC’s internal control over financial reporting, (iii) the qualifications and independence of IAC’s independent registered public accounting firm, (iv) the performance of IAC’s internal audit function and independent registered public accounting firm, (v) IAC’s risk assessment and risk management policies as they relate to financial, cybersecurity and other risk exposures, including risks relating to workplace conduct, and (vi) the compliance by IAC with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that IAC’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. IAC management is responsible for IAC’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of IAC’s consolidated financial statements and the effectiveness of IAC’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of IAC included in IAC’s Annual Report on Form 10-K for the year ended December 31, 2021 with IAC’s management and Ernst & Young LLP, IAC’s independent registered public accounting firm.
The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from IAC and its management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to IAC’s board of directors that the audited consolidated financial statements of IAC be included in IAC’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Members of the Audit Committee
Alan G. Spoon (Chair)
Bryan Lourd
Richard F. Zannino

Fees Paid to IAC’s Independent Registered Public Accounting Firm
The following table sets forth fees for all professional services rendered by Ernst & Young LLP to IAC (or its predecessor, as applicable) for the years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	$4,835,387	$3,096,300
Audit-Related Fees(2)	$1,185,213	$1,035,950
Total Audit and Audit-Related Fees	$6,020,600	$4,132,250
Tax Fees(3)	—	$140,000
Total Fees	$6,020,600	$4,272,250

(1)
Audit Fees in 2021 include fees: (i) associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) associated with the full separation of Vimeo, Inc. (“Vimeo”) from the remaining business of IAC in May 2021 (the “Vimeo Spin-Off”), including for the review of the registration statement on Form S-4 and related comment letters and certain other filings related to the Vimeo Spin-Off and post-report review procedures performed in connection with the issuance of consents for certain registration statements related to the Vimeo Spin-Off, (iii) for a statutory audit (an audit required by local law performed for an IAC business in a jurisdiction abroad) and (iv) for accounting consultations.

Excludes 2021 Audit Fees in the total aggregate amount of $2,134,402 and $83,125 incurred and paid directly by Angi Inc. and Vimeo, respectively.
Audit Fees in 2020 include fees: (i) associated with the annual audit of financial statements and the review of periodic reports, (ii) for a statutory audit, (iii) for post-report review procedures performed in connection with the issuance of consents for certain registration statements related to the Match Separation and (iv) for accounting consultations.
Excludes 2020 Audit Fees in the total aggregate amount of $2,155,000 incurred and paid directly by Angi Inc.
(2)
Audit-Related Fees in 2021 include fees: (i) associated with incremental audit procedures for the stand alone audit of Dotdash Media, Inc. for the fiscal years ended December 31, 2021, 2020 and 2019 in connection with Dotdash Meredith, Inc.’s credit agreement and borrowings thereunder, (ii) associated with the review of financial statements that Dotdash Meredith, Inc. is required to periodically deliver to lenders and (iii) for benefit plan audits.

Audit-Related Fees in 2020 include fees: (i) associated with the incremental audit procedures for the 2019 stand-alone audit of Vimeo and related incremental procedures associated with the interim review of Vimeo for the periods ended September 30, 2020 and September 30, 2019 in connection with the filing of the registration statement on Form S-4 related to the Vimeo Spin-Off and (ii) for benefit plan audits.
(3)
Tax fees in 2020 primarily include fees paid for tax compliance services.

Audit and Non-Audit Services Pre-Approval Policy
The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by IAC’s independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm’s independence from IAC and its management. Unless a type of service to be provided by IAC’s independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

All tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it as and if appropriate. Pre-approved fee levels for all services to be provided by IAC’s independent registered public accounting firm are established periodically from time to time by the Audit Committee.
Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to IAC management.
INFORMATION CONCERNING IAC EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Background information about IAC’s current executive officers who are not director nominees is set forth below. For background information about IAC’s Chairman and Senior Executive, Barry Diller, Chief Executive Officer, Joseph Levin, and Vice Chairman, Victor A. Kaufman, see the discussion under Information Concerning Director Nominees beginning on page 6.
Christopher Halpin, age 45, has served as Executive Vice President and Chief Financial Officer of IAC since January 2022. Prior to joining IAC, Mr. Halpin spent nearly a decade in leadership roles at the National Football League (the “NFL” or the “League”), most recently as NFL Executive Vice President and Chief Strategy & Growth Officer from December 2018 to January 2022, in which capacity he oversaw all strategic growth and development opportunities, including the League’s digital and sports betting strategies, data and analytics, and its expansion internationally. From March 2017 to December 2018, Mr. Halpin served as the League’s Chief Strategy Officer. Prior to (and from March 2017 to March 2018, contemporaneously with) this role, Mr. Halpin led the League’s Consumer Products business from August 2014 to March 2018, including its activities in ecommerce and gaming, and before that time, he led strategy and business development for the League’s media business from June 2013 to August 2014. Before joining the NFL, Mr. Halpin was a Partner and Managing Director at Providence Equity Partners, where he worked for thirteen years, during which time he led transactions across the firm’s media, entertainment and technology investments. Mr. Halpin began his career in the Merchant Banking Department of Goldman Sachs & Co.
Kendall Handler, age 37, has served as Executive Vice President and Chief Legal Officer of IAC since January 2022 and prior to that time, as Senior Vice President and General Counsel of IAC from January 2021 to January 2022. Prior to assuming these roles, Ms. Handler spent over three years overseeing all legal aspects of IAC’s merger and acquisitions activity, first in her capacity as M&A Counsel of IAC and then as Vice President, M&A Counsel of IAC. Before joining IAC in 2017, Ms. Handler served for over six years as an associate at Wachtell, Lipton, Rosen & Katz, where she advised clients on mergers and acquisitions, corporate governance and other general corporate matters. Ms. Handler has served on the boards of directors of Angi Inc. and Vimeo, Inc. since December 2020 and May 2021, respectively.
Glenn H. Schiffman, age 52, has served as Executive Vice President and Chief Financial Officer of Fanatics, a global digital sports platform, since August 2021. Prior to joining Fanatics, Mr. Schiffman served as Executive Vice President and Chief Financial Officer of IAC from April 2016 to August 2021. Mr. Schiffman also served as the interim Chief Financial Officer of Angi Inc. from January 2021 through June 2021, a role he previously held from September 2017 to March 2019. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of

Lehman’s Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a member of the Duke Children’s National Leadership Council. He is also the Founder and Chairman of the Valerie Fund Endowment and a member of the Valerie Fund’s Board of Advisors, the mission of both of which is to provide individualized care to children at medical centers close to home. He previously served on the Duke Health Board of Visitors from May 2008 until June 2019 and the Duke School of Medicine Board of Visitors from July 2019 until June 2020. Mr. Schiffman has served as a member of the boards of directors of Match Group, Inc., Angi Inc. and Vimeo, Inc. since September 2016, June 2017 and May 2021, respectively.
Mark Stein, age 54, has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (from January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment (from November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein served on the board of directors of Match Group, Inc. from October 2015 through June 2020 and has served as a member of the board of directors of Angi Inc. since September 2017.
COMPENSATION DISCUSSION AND ANALYSIS
Philosophy and Objectives
Overview. The executive officers whose compensation is discussed in this compensation discussion and analysis (the “CD&A”), and to whom IAC refers to as its named executive officers in this CD&A (the “NEOs”), are:
•
Barry Diller, Chairman and Senior Executive;

•
Joseph Levin, Chief Executive Officer;

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Glenn H. Schiffman, Executive Vice President and Chief Financial Officer (through August 6, 2021);

•
Mark Stein, Executive Vice President and Chief Strategy Officer; and

•
Kendall Handler, Executive Vice President and Chief Legal Officer.

IAC’s executive compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable IAC to meet its growth objectives.
Although IAC is a publicly traded company, it attempts to foster an entrepreneurial culture, and attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain executive officers, as well as other executives who may become executive officers at a later time, IAC competes not only with other public companies, but also with earlier stage companies, companies funded by private equity and venture capital and other professional firms. IAC structures its executive compensation program so that it can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.
While IAC considers competitive market data in establishing broad compensation policies and practices and may periodically benchmark the compensation associated with particular executive positions, it does not definitively rely on competitive market data or other benchmarking information in establishing executive compensation levels or structures. IAC makes decisions based on a host of factors particular to a given executive’s situation, including its firsthand experience with competition for recruiting executives and its understanding of the current environment, and believes that over-reliance on survey data (or a benchmarking approach) is too rigid for the dynamic and fast changing marketplace for talent in which IAC competes.
Similarly, IAC believes that arithmetic approaches to measuring and rewarding short-term performance often fail to adequately take into account the multiple factors that contribute to success at the individual executive and business level. In any given fiscal year, IAC may have multiple objectives, and these objectives (and their relative importance) often change as competitive and strategic landscapes shift. Accordingly, IAC has historically avoided the use of strict formulas in its annual bonus program, believing that they often over-compensate or under-compensate a given performance level. IAC instead relies primarily on an approach that, while based on clear objectives, is not formulaic and allows for the exercise of discretion by the Compensation and Human Resources Committee in setting final bonus amounts.
In addition, IAC is of the view that long-term incentive compensation in the form of equity awards aligns the interests of executives with those of its stockholders. To further this important goal, equity awards play a prominent role in IAC’s overall executive compensation program. IAC has changed the form of its equity awards periodically over the years. While IAC had used non-qualified stock options as the predominant equity incentive vehicle for its executive officers for many years, in 2019, IAC introduced performance-based restricted stock unit (“PSU”) awards for its executive officers. And, in 2020, IAC shifted to long-term, cliff-vesting restricted stock unit (“RSU”) awards and, in the case of Mr. Levin only, a performance-based restricted stock award. IAC made the change to full value awards to reduce the dilutive impact of equity awards granted to its executive officers and strengthen the durability of retention (relative to stock options), while still aligning the interests of its executives with those of its stockholders. IAC will continue to evaluate the appropriate form of equity-based incentive awards as market conditions evolve.
IAC believes that its executive compensation program puts the substantial majority of compensation at risk, rewards both individual executive officer and corporate performance in a targeted fashion, pays amounts appropriate to attract and retain those key individuals necessary to grow IAC and aligns the interests of its key executive officers with those of its stockholders. IAC continuously evaluates its executive compensation program and makes changes as it deems appropriate.
Annual Advisory Vote on Named Executive Officer Compensation. At its 2021 annual meeting of stockholders, IAC provided its stockholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers for 2020 (a “say-on-pay” proposal). At that meeting, approximately 64% of the shares voted were cast in support of the say-on-pay proposal. While this represented majority support for the say-on-pay proposal, the results were below the level of stockholder support IAC had received in prior years. During 2021, IAC reached out to its top stockholders, and had discussions with stockholders holding an aggregate of approximately 50% of its outstanding common stock, to discuss topics, including executive compensation. In these discussions, IAC discussed the compensation paid to its executive officers, with particular focus on the compensation package for Mr. Levin, including the long-term, cliff-based performance-based restricted stock award granted to him in 2020, and heard specific concerns regarding this award. IAC reviewed the terms of this award, emphasizing that: (i) the award was long-term in nature, providing for vesting ten (10) years from the grant date, (ii) the performance element of such award provided strong alignment with stockholder interests in that it required an increase in stockholder value before any shares would vest, (iii) Mr. Levin will share (by forfeiting shares otherwise earned) with IAC employees a portion of the value that he realizes (if and to the extent that the award vests), with Mr. Levin sharing a greater proportion of the value of the award at higher levels of IAC stock price achievement, and (iv) it believes that the long-term partnership between Mr. Diller and Mr. Levin is in the best interests of our stockholders and the long-term prospects of IAC. IAC continues to believe that Mr. Levin’s compensation package has been structured in the best interests of IAC for, among other reasons, the foregoing. In addition, Mr. Levin did not receive a new equity award in 2021, as the intent of the award in 2020 was to provide for a multi-year grant opportunity. IAC regularly evaluates and refines its executive compensation program and will continue to do so, taking into account evolving best practices and stockholder feedback, including the results of future say on pay votes.
Advisory Vote on Frequency of Advisory Vote on Named Executive Officer Compensation. At the 2021 annual meeting of stockholders, IAC stockholders voted on an advisory basis on their preference for the frequency of future say-on-pay votes (every one, two or three years). IAC’s board of directors recommended a triennial say-on-pay vote. A majority of the shares voted were cast in favor of holding future say-on-pay votes on a triennial basis, consistent with the recommendation of IAC’s board of directors. However, after consideration of the number of votes for holding an annual say-on-pay vote and other factors (including feedback from stockholders received during stockholder engagement), IAC determined to hold say-on-pay votes on an annual basis. The advisory vote on the frequency of future say-on-pay votes is required to occur at least once every six years and will occur next during or before 2027.

Compensation Decisions — Roles and Responsibilities
The Compensation and Human Resources Committee of IAC’s board of directors (for purposes of this CD&A, the “Committee”) has primary responsibility for establishing the compensation of our executive officers. All compensation decisions referred to throughout this CD&A have been made by the Committee at meetings, based (in part) on recommendations from Messrs. Diller and Levin, as well as on such additional information deemed pertinent by the Committee in its discretion (as described below). At the times that decisions were made regarding the executive compensation for 2021 discussed in this proxy statement, the Committee consisted of Ms. Hammer (Chair) and Mr. Rosenblatt. The Committee currently consists of Mr. Rosenblatt (Chair) and Mr. Zannino.
Our executive officers participate in structuring IAC-wide compensation programs and in establishing appropriate bonus and equity pools. In late 2021, Messrs. Diller and Levin met with the Committee and discussed their views of corporate and individual executive officer performance for 2021 for Mr. Stein and Ms. Handler, and their recommendations for annual bonuses for these executive officers. Mr. Diller also separately discussed Mr. Levin’s performance, and recommended a bonus for him, as well as discussed his views on his own performance, with the Committee. Following these discussions, the Committee met in an executive session to review and discuss these recommendations. After consideration of these recommendations, the Committee ultimately determined the annual bonus for each executive officer. In establishing a given executive officer’s compensation package, each individual component was evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements were also reviewed and taken into account. However, the Committee does not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive officer’s situation was evaluated on a case- by-case basis (and is each year), considering a variety of relevant factors at the time.
From time to time, the Committee will solicit the advice of consulting firms and engage legal counsel. The Committee has also determined to receive, on at least an annual basis, a live presentation about recent developments and best practices concerning executive compensation, the first of which occurred in early 2022. IAC may also solicit survey or peer compensation data from various consulting firms and review this information with the Committee.
In addition, when structuring and determining Mr. Diller’s and Mr. Levin’s compensation, the Committee will retain a separate independent compensation consultant, chosen after considering such factors that the Committee reasonably determines to be appropriate and as may be required by 5605(d)(3) of the Marketplace Rules. From time to time, the Committee will direct such consultant to furnish any reports and/or peer studies as may be required by the Committee.
In early 2021, IAC engaged Compensation Advisory Partners (“CAP”) to provide IAC with comparative market data in connection with its own analysis of its equity compensation practices. This information was reviewed with the Committee, but CAP did not have any role in determining or recommending the amount or form of executive compensation for 2021.
In connection with the IAC’s annual compensation review in late 2021, the Committee retained Compensia, Inc. (“Compensia”), an independent compensation consulting firm. Compensia compiled data from proxy statements and other SEC filings of peer companies and industry specific compensation survey data regarding compensation for executive officer positions, where available, to assist the Committee in its general understanding of current compensation practices. Compensia also provides the Committee, on at least an annual basis, with input on recent developments and best practices, emerging trends and regulatory issues concerning executive compensation.
Based on the consideration of the various independence factors specified in applicable SEC and Marketplace Rules, and a review of these factors for 2021, the Committee determined that its relationship with Compensia and the work of Compensia on behalf of the Committee does not raise any conflict of interest. The Committee will review its compensation consultant’s independence annually.
Compensation Elements
Our compensation packages for our executive officers primarily consist of salary, annual bonuses, equity awards and, in certain instances, perquisites and other benefits.

Salary. IAC typically negotiates a new executive officer’s starting salary upon arrival, based on factors such as prior compensation levels for the particular position within IAC, IAC’s New York City location, salary levels of other executive officers within IAC and salary levels available to the individual in alternative opportunities. Salaries may be increased based on a number of factors, including the assumption of additional responsibilities and other factors that demonstrate an executive officer’s increased value to IAC and review of competitive market data. Ms. Handler’s salary was increased upon her promotion to Senior Vice President and General Counsel in January 2021. No other executive officer’s salary was adjusted during 2021.
Annual Bonuses
General. IAC’s bonus program is designed to reward performance on an annual basis and annual bonuses are discretionary. Executive officer bonuses tend to be highly variable from year-to-year depending on IAC’s performance and, in certain circumstances, individual executive officer performance. Because of the variable nature of the annual bonus program, and because in any given year bonuses can make up the significant majority of an executive officer’s cash compensation, IAC believes its executive officer annual bonus program provides a strong incentive for its executive officers to achieve annual corporate, strategic and individual performance objectives. Bonuses for the 2021 fiscal year were paid in late December 2021.
In making its determinations regarding individual annual bonus amounts, the Committee considers a variety of factors, such as growth in profitability or achievement of strategic objectives by IAC and, to a lesser extent, an individual’s performance and contribution to IAC. The Committee does not quantify the weight given to any specific factor or otherwise follow a formulaic calculation. Rather, the Committee engages in an overall assessment of appropriate bonus levels based on a subjective evaluation of all of the criteria it determines to be relevant.
2021 Bonuses. For 2021, in determining bonus amounts, the Committee considered a variety of factors specific to IAC’s overall performance, including:
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Strategic initiatives. During 2021, IAC:

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raised third party capital at Vimeo and consummated the Vimeo Spin-Off, which gave IAC stockholders direct ownership of Vimeo, while enabling management to focus on other assets within the IAC portfolio;

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acquired, through its Dotdash business, Meredith’s National Media Group, owner of brands such as PEOPLE, Better Homes & Gardens, FOOD & WINE, Allrecipes, Southern Living, InStyle and REAL SIMPLE, in a $2.7 billion all cash transaction, creating one of the largest digital and print publishers in the United States (and now known as “Dotdash Meredith”);

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published its first Social Responsibility Report; and

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continued to reinvest in each of IAC’s businesses to drive growth over the long-term.

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Financings and Cash Position. During 2021, IAC (through its subsidiary, Dotdash Meredith) raised $1.6 billion of senior secured debt, the proceeds of which, along with cash on hand, were used to fund the acquisition of Meredith’s National Media Group. As a result of these and other actions, IAC ended the year with $2.1 billion of cash and cash equivalents and marketable equity securities on a consolidated basis, of which $428.1 million and $233.4 million was held by Angi Inc. and Dotdash Meredith, respectively. IAC believes this cash balance positions it for further long-term growth as it continues to invest in its businesses and identify new opportunities for expansion; and

•
Operating Results. Revenue increased approximately 34% over the prior year, while Adjusted EBITDA increased approximately 2% over the prior year, which reflects $73 million of transaction-related items associated with the acquisition of Meredith’s National Media Group.

While the factors noted above were the primary ones considered in determining bonus amounts, the Committee also considered each executive officer’s role and responsibilities, the relative contributions made by each executive officer during the year, the relative size of the bonus amounts paid to other executive officers and the recommendations of the Chairman and Senior Executive and the Chief Executive Officer (other than for their own bonuses). In addition, the Committee considered achievements in 2021 as compared to achievements and bonus levels in prior years. With respect to 2021 bonuses for our NEOs, the Committee also considered the following with respect to: (i) Mr. Diller, his continued role in providing strategic direction for IAC overall and his active involvement with MGM Resorts International (“MGM”) through his service on the board of directors of MGM, (ii) Mr. Levin, his continuing focus on managing IAC’s day-to-day business operations and participating in the development of strategic initiatives for IAC, as well as his active involvement with businesses in which IAC has an interest through his board service at MGM and Turo, (iii) Mr. Stein, his role in the successful completion of the Meredith National Media Group acquisition, his overall leadership and his assumption of additional responsibilities through the Chief Financial Officer transition and his participation in the oversight of, and development of strategy for, several of IAC’s businesses, and (vi) Ms. Handler, her role in the Vimeo capital raise, as well as the successful completion of the Vimeo Spin-Off, her role in the successful completion of the Meredith National Media Group acquisition, her overall leadership and her assumption of additional responsibilities through the Chief Financial Officer transition, as well as her ongoing oversight of IAC’s legal, human resources, regulatory and compliance activities. Due to his departure during the year, Mr. Schiffman did not receive a bonus for 2021.
Long-Term Incentives
Overview. Due to IAC’s entrepreneurial philosophy, it believes that providing a meaningful equity stake in its business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with the wide range of entrepreneurial employment alternatives in the competitive market. In addition, IAC believes that ownership shapes behavior, and that by providing compensation in the form of equity awards, it aligns executive officer incentives with stockholder interests in a manner that drives superior performance over time.
In determining the size of equity awards for an executive officer for any given period, the Committee reviews and evaluates on an individual-by-individual basis the amount of outstanding unvested and/or unexercised equity awards, as well as previously earned or exercised equity awards. In setting award levels, the predominant factors considered by the Committee are providing the executive officer with effective retention incentives, appropriate reward for past performance and incentives for strong future performance and competitive conditions. The annual corporate performance factors relevant to setting bonus amounts, while considered, are generally less relevant in determining the type and level of equity awards, as equity awards tend to be more forward-looking, and are a longer-term retention and reward instrument relative to annual bonuses. In 2020, most of our executive officers received RSUs that cliff vest in five years from the grant date, and Mr. Levin received a performance-based restricted stock award, which vests ten years from the grant date. These awards have a longer vesting period relative to typical market practice (generally vesting annually or quarterly over three to four years), and IAC believes these terms enhance retention. Due to the cliff-vest nature and other parameters of the equity awards granted in 2020, our executives were not expected to, and did not (except as noted below), receive any equity awards in 2021.
IAC’s practice has been to schedule Committee meetings at which equity awards are to be granted well in advance of (and without regard to) the timing of the release of earnings or other material information.
Mr. Diller — Amendment to 2020 Award. As previously disclosed, in November 2020, the Committee granted, and Mr. Diller elected to receive, a five-year RSU award scheduled to vest in 2025 with a grant date value of $31.5 million (the “RSU award”). At the time of its grant, consistent with five-year RSU awards offered to other employees, Mr. Diller’s RSU award was subject to ratable vesting (based on completed years of service from the grant date) in the case of an involuntary termination of employment or upon a qualifying retirement following the second anniversary of the grant date. As part of IAC’s ongoing evaluation and refinement of its executive compensation program, in early 2022, the Committee modified Mr. Diller’s RSU award, such that in the event of Mr. Diller’s qualifying retirement (as defined in the award agreement) occurring on or before November 4, 2025, all of the units subject to the RSU award will be forfeited and will not vest. The Committee believes that the RSU award granted to Mr. Diller pursuant to the RSU program and as modified is appropriate compensation for Mr. Diller’s continued services and properly aligns his incentives with those of IAC’s stockholders. As discussed with the Committee at the time of grant, Mr. Diller has no intention of retiring from active service with IAC.

2021 Equity Award. In December 2021, in connection with Ms. Handler’s promotion to Executive Vice President and Chief Legal Officer (and to supplement the five-year RSU award that she received in November 2020 in anticipation of her appointment as General Counsel), the Committee granted her the opportunity to receive either: (i) RSUs that would vest in one year or (ii) RSUs that would cliff vest in five years, with the grant date value of the five-year award equal to nine times the grant date value of the one-year award. This award had the same terms as awards granted to executives in 2020. Ms. Handler elected to receive the five-year RSU award with a value of $2,250,000, with vesting tied to the same vesting schedule as her earlier November 2020 award. Consistent with the five-year RSU awards offered to other employees in 2020, Ms. Handler’s RSU award is subject to ratable vesting (based on completed years of service from the grant date) in the case of an involuntary termination or upon a qualifying retirement following the second anniversary of the grant date.
The Committee believes that the RSU awards granted pursuant to the RSU program properly align the incentives of IAC’s executive officers with those of its stockholders.
Vimeo Spin-Off Separation Adjustments. In connection with the Vimeo Spin-Off, the Committee made various determinations about how IAC’s then existing equity awards would be treated in the Vimeo Spin-Off. Adjustments for IAC equity awards were as follows:
•
all outstanding IAC stock option awards (all of which were vested) were converted into an option to purchase IAC common stock and an option to purchase Vimeo common stock, based on the relative values of the companies at the time of the transaction, with appropriate adjustments to the exercise prices and number of shares subject to the options to maintain pre- and post-transaction values; and

•
all IAC RSU awards that were unvested upon completion of the transaction remained IAC RSUs following the transaction, with their original remaining vesting schedules and with appropriate adjustments to maintain pre- and post-transaction values.

In determining these adjustments, the Committee concluded that equity awards earned prior to the Vimeo Spin-Off should be split into equity awards in both post-Vimeo Spin-Off companies, as this was the reasonable expectation of IAC’s executive officers and other employees during the relevant service period.
Treatment of Mr. Levin’s IAC Restricted Stock Award in the Vimeo Spin-Off. On November 5, 2020, Mr. Levin was granted an IAC restricted stock award consisting of 3,000,000 shares of IAC common stock. Pursuant to the terms of his restricted stock award agreement, in the Vimeo Spin-Off, Mr. Levin received, in respect of each share of IAC restricted common stock that he held, a number of shares of Vimeo common stock based on the Vimeo Spin-Off exchange ratio and retained all of his shares of IAC restricted common stock.
In addition, in connection with the Vimeo Spin-Off:
•
the IAC stock price performance goals applicable to the award were equitably adjusted to reflect the impact of the Vimeo Spin-Off, including giving effect to the related exchange ratio; and

•
Vimeo and Mr. Levin entered into a restricted stock agreement covering the shares of restricted Vimeo common stock received by Mr. Levin in the Vimeo Spin-Off, with the vesting of such shares generally subject to the same requirements as are applicable to the IAC restricted stock award, including Vimeo stock price performance goals that reflect the impact of the Vimeo Spin-Off, including giving effect to the Vimeo Spin-Off exchange ratio.

2021 Employment Related Arrangements
New Employment Agreement for Ms. Handler. Effective January 1, 2021 (the “Effective Date”), IAC and Ms. Handler entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Handler became our Executive Vice President, General Counsel and Secretary. The Employment Agreement has a scheduled term of one year from the Effective Date and provides for automatic renewals for successive one-year terms absent written notice from IAC or Ms. Handler 90 days prior to the expiration of the then current term.

The Employment Agreement provides that Ms. Handler will be eligible to receive an annual base salary (currently $500,000), discretionary annual cash bonuses, equity awards and such other employee benefits as may be reasonably determined by the Committee. In connection with her promotion, Ms. Handler was granted RSU award in November 2020 with a grant date value of $4 million, all of which vests on the fifth anniversary of the date of grant, subject to Ms. Handler’s continued employment with IAC; provided, that the award is subject to ratable vesting (based on completed years of service from the grant date) in the case of an involuntary termination or upon a qualifying retirement following the second anniversary of the grant date.
Upon certain involuntary terminations of Ms. Handler’s employment and subject to the execution and non-revocation of a release of claims in favor of IAC and compliance with the restrictive covenants set forth below: (i) IAC will continue to pay Ms. Handler her annual base salary for one year following such termination, (ii) she will receive any bonus payment that has been awarded to her, but remains unpaid at the time of such termination, (iii) all IAC equity awards (including any cliff vesting awards, which will be pro-rated as though such awards had an annual vesting schedule) held by Ms. Handler that would have otherwise vested during the one-year period following such termination will vest as of the date of such termination and (iv) all vested and outstanding IAC and Vimeo stock options held by Ms. Handler as of the date of such termination will remain outstanding and exercisable for 18 months from the date of such termination.
Pursuant to her Employment Agreement, Ms. Handler is bound by a covenant not to compete with IAC’s businesses during the term of her employment and for 12 months after certain involuntary terminations of employment and covenants not to solicit IAC employees or business partners during the term of her employment and for 18 months after any such a termination. In addition, Ms. Handler has agreed not to use or disclose any confidential information of IAC or its affiliates.
Separation Agreement for Mr. Schiffman. On June 8, 2021, IAC and Mr. Schiffman entered into a separation agreement (the “Separation Agreement”), pursuant to which Mr. Schiffman agreed to continue in his then current position as IAC’s Chief Finanical Officer through August 6, 2021, and would continue to earn his salary and participate in IAC’s benefit programs through such date. The Separation Agreement also provided, consistent with Mr. Schiffman’s pre-existing employment agreement, that his IAC, Match Group, Inc. (“Match Group”) and Vimeo stock options (all of which were vested) would remain exercisable until the earlier of: (i) the expiration of the term of the applicable options and (ii) 90 days following the earlier of: (A) his ceasing to serve as a member of the board of directors of Angi Inc. and (B) Angi Inc. ceasing to be a majority-owned subsidiary of IAC (unless more favorable treatment is provided for stock options held by members of the board of directors of Angi Inc. in their capacity as such).
Stock Ownership Policy
Historically, IAC did not have a formal stock ownership or holding requirement for its executive officers, as they have generally held a significant portion of their stock awards (net of tax withholdings) well beyond the relevant exercise and/or vesting dates. However, in early 2022, to further align the interests of IAC’s executive officers and stockholders, the Committee adopted a formal stock ownership policy (the “Stock Ownership Policy”) for IAC’s executive officers (the “Designated Executives”). The policy provides for a minimum stockholding target (the “Stock Targets”) that each Designated Executive is expected to accumulate and hold. Under the policy, the Stock Targets are:
•
the lesser of 10x base salary or 49,600 shares for the Chairman and Senior Executive;

•
the lesser of 10x base salary or 99,300 shares for the Chief Executive Officer; and

•
the lesser of 3x base salary or 17,900 shares for each other Designated Executive.

The Stock Targets are established on the date an executive officer is first appointed as a Designated Executive (including upon the adoption of the Stock Ownership Policy) and annually thereafter on June 30 (a “Measurement Date”), based on the average closing price of IAC common stock for the 30 consecutive trading days immediately prior to the applicable Measurement Date. Designated Executives will have five years from the later of the effective date of the Stock Ownership Policy and the date of hire into an eligible position to achieve the Stock Targets for their respective levels.

Under the Stock Ownership Policy, shares owned outright or in a trust or other arrangement under the Designated Executive’s direction, such as shares owned by immediate family members (as defined in IAC’s Securities Trading Policy), so long as the Designated Executive does not disclaim beneficial ownership for SEC reporting purposes, count toward compliance with the Stock Target requirements, but unexercised stock options and unvested RSUs, PSUs and restricted stock do not count toward compliance with the Stock Target requirements.
The Stock Ownership Policy also includes stock retention provisions. If a Designated Executive has not met their Stock Target requirements on the most recent Measurement Date, they are required to retain 25% of the net shares received from any exercised stock options or any vested RSU awards, PSU awards or restricted stock awards until a subsequent Measurement Date on which they have met their Stock Target requirements (the “Holdback”). The Committee has discretion to increase the Holdback percentage if an executive’s progress toward their Stock Target requirements is not satisfactory. At the time of adoption of the Stock Ownership Policy, the following Stock Target requirements were in effect for IAC’s NEOs:
Name	Current Stock Target	Target Met?
Barry Diller	49,600	Yes
Joseph Levin	99,300	Yes
Mark Stein	16,400	Yes
Kendall Handler	14,900	No, subject to holdback
Change of Control
IAC equity awards granted to senior executive officers generally include a so-called “double-trigger” change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control of IAC only when an award holder suffers an involuntary termination of employment during the two-year period following such change of control. The Committee believes that providing for the acceleration of the vesting of equity awards after an involuntary termination of employment will assist in the retention of IAC’s executive officers through a change of control transaction. However, Mr. Levin’s 2020 IAC restricted stock award provides for full vesting upon the consummation of a change of control of the Company. IAC’s board of directors and the Committee believed that this treatment was appropriate given the long-term nature of the arrangement and the voting agreement between Mr. Diller and Mr. Levin, which was an essential element of the arrangements for Mr. Levin. For purposes of this discussion and the discussion below under the heading “Severance,” we use the term “involuntary termination” to mean both a termination of an executive officer’s employment by IAC without “cause” and a resignation by an executive officer for “good reason” or similar construct.
Severance
IAC generally provides its executive officers with some amount of salary continuation and the acceleration of the vesting of certain equity awards in the event of an involuntary termination of employment. Because IAC tends to promote its executive officers from within, after competence and commitment have generally been established, IAC believes that the likelihood of the vesting of equity awards being accelerated is typically low, and yet IAC believes that by providing this benefit, it increases the retentive effect of its equity program, which serves as IAC’s most important retention incentive. IAC generally does not provide for the acceleration of the vesting of equity awards in the event an executive officer voluntarily resigns from IAC.
Other Compensation
General. IAC provides Messrs. Diller and Levin with various non-cash benefits as part of their overall compensation packages. Under certain limited circumstances, other executive officers have also received non-cash benefits. The value of these benefits is calculated under appropriate rules and is taken into account as a component of compensation when establishing overall compensation levels. The value of all non-cash benefits is reported under the All Other Compensation column in the Summary Compensation Table pursuant to applicable SEC rules. IAC’s executive officers do not participate in any deferred compensation or retirement programs other than IAC’s 401(k) plan. IAC does not generally provide tax gross-ups for its executive officers; provided, however, that IAC has provided tax gross-ups related to certain relocation benefits provided to executive officers in the past from time to time. Other than those described specifically below, IAC’s executive officers do not partake in any benefit programs, or receive any significant perquisites, distinct from other IAC employees.
Mr. Diller. Pursuant to IAC policy, Mr. Diller is required to travel, both for business and personal purposes, on corporate aircraft. In addition to serving general security interests, this means of travel permits him to travel non-stop and without delay, to remain in contact with IAC while he is traveling, to change his plans quickly in the event IAC business requires and to conduct confidential IAC business while flying, be it telephonically, by e-mail or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller typically provides his services to IAC while traveling in either case. Nonetheless, the incremental cost to IAC of his travel for personal purposes is reflected as compensation to Mr. Diller from IAC, and is taken into account in establishing his overall compensation package.
Additionally, IAC provides Mr. Diller with access to certain automobiles for business and personal use. IAC also provides certain IAC-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. These uses are valued by IAC at their incremental cost to IAC or, in the case of the use of office space (where there is no discernible incremental cost), at the cost used for internal allocations of office space for corporate purposes.
Mr. Levin. Pursuant to IAC policy, Mr. Levin is encouraged to travel, both for business and personal purposes, on corporate aircraft for the same reasons as set forth above for Mr. Diller. The incremental cost to IAC of his travel for personal purposes is reflected as compensation to Mr. Levin from IAC, and is taken into account in establishing his overall compensation package.
Tax Deductibility
Effective for taxable years beginning after December 31, 2017, compensation in excess of $1 million paid to IAC’s current NEOs and certain former named executive officers, will not be deductible by reason of Section 162(m) of the Code unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017 (“Grandfathered Arrangements”). The Committee reserves the right to modify Grandfathered Arrangements in a manner that results in the loss of a compensation deduction if it determines that such modifications are consistent with IAC’s best interests.
In addition, the Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for IAC’s executive officers, the potential deductibility of the compensation payable under those plans and arrangements is just one relevant factor to consider. For that reason, the Committee may deem it appropriate to provide one or more of IAC’s executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to its financial performance or equity incentive awards tied to a given executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) of the Code. The Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to IAC’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Accounting for Stock-Based Compensation
IAC follows Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) for its stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though IAC’s executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with IAC management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee has recommended to IAC’s board of directors that the Compensation Discussion and Analysis be included in IAC’s 2021 Annual Report on Form 10-K and this proxy statement.
Members of the Compensation and Human Resources Committee
David Rosenblatt (Chair)
Richard F. Zannino
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The membership of IAC’s Compensation and Human Resources Committee consisted of Ms. Hammer (Chair) and Mr. Rosenblatt during 2021. From and after February 2022, the membership of this committee has consisted of Messrs. Rosenblatt (Chair) and Zannino. None of these individuals have ever been an officer or employee of IAC at any time during their respective service on the committee.

EXECUTIVE COMPENSATION
Overview
The Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by IAC’s NEOs for the years set forth below, as well as IAC equity awards granted to them in 2021, equity awards held by them on December 31, 2021 and the dollar value realized by them upon the vesting and exercise of equity awards during 2021.
Summary Compensation Table
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Barry Diller Chairman and Senior Executive	2021	$500,000	$2,500,000	—	—	$448,184	$3,448,184
	2020	$500,000	$3,000,000	$32,117,215	$15,254,509	$544,240	$51,415,964
	2019	$500,000	$2,000,000	$4,942,237	—	$757,986	$8,200,233
Joseph Levin Chief Executive Officer	2021	$1,000,000	$4,000,000	—	—	$365,063	$5,365,063
	2020	$1,000,000	$5,000,000	$184,350,476	$11,729,818	$323,132	$202,403,426
	2019	$1,000,000	$3,500,000	$10,623,091	—	$385,889	$15,508,980
Glenn H. Schiffman(3) Executive Vice President and Chief Financial Officer (through August 6, 2021)	2021	$416,838	—	—	—	$10,000	$426,838
	2020	$600,000	$3,750,000	$24,442,362	$4,617,719	$10,000	$33,420,081
	2019	$600,000	$3,000,000	$4,249,138	—	$24,824	$7,873,962
Mark Stein Executive Vice President and Chief Strategy Officer	2021	$550,000	$2,000,000	—	—	$10,000	$2,560,000
	2020	$550,000	$1,750,000	$14,618,533	$4,900,705	$10,000	$21,829,238
	2019	$550,000	$1,500,000	$2,124,494	—	$8,400	$4,182,894
Kendall Handler Executive Vice President and Chief Legal Officer	2021	$500,000	$2,000,000	$2,249,937	—	$10,000	$4,759,937

(1)
The amount in the table for 2021 above under the column header “Stock Awards” reflects the grant date fair value of an IAC restricted stock unit award granted to Ms. Handler in December 2021, calculated by multiplying the closing price of IAC common stock on the grant date by the number of IAC restricted stock units awarded. For further details regarding this award, see footnote 1 to the table set forth under Grants of Plan-Based Awards in 2021 and footnote 2 to the table set forth under Outstanding Equity Awards at 2021 Fiscal Year-End.

(2)
Additional information regarding all other compensation amounts for each NEO in 2021 is as follows:

	Barry Diller	Joseph Levin	Glenn H. Schiffman	Mark Stein	Kendall Handler
Personal use of IAC aircraft(a)	$398,005	$355,063	—	—	—
401(k) plan match amounts by IAC	$10,000	$10,000	$10,000	$10,000	$10,000
Miscellaneous(b)	$40,179	—	—	—	—
	$448,184	$365,063	$10,000	$10,000	$10,000

(a)
Pursuant to IAC’s Airplane Travel Policy, Mr. Diller is required to travel by IAC aircraft (either IAC-owned or aircraft in which IAC has purchased a fractional interest) for both business and personal purposes and Mr. Levin is encouraged to use IAC aircraft (either IAC-owned or aircraft in which IAC has purchased a fractional interest) for business and personal purposes when doing so would serve the interests of IAC. See the discussion regarding airplane travel under the Other Compensation section of the Compensation Discussion and Analysis. Amounts in the table above for each NEO reflect incremental cost to IAC for personal use of IAC aircraft. We calculate the incremental cost to IAC for personal use based on the average variable operating costs to IAC. In the case of IAC-owned aircraft, variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the IAC-owned aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilot salaries, the purchase costs of IAC-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses. In the case of aircraft in which IAC has purchased a fractional interest, variable costs are calculated by multiplying the hours flown for personal use by the hourly flight and fuel charges, plus airport arrival and/or departure fees (if applicable), and do not include monthly management fees for such aircraft. In the event a NEO has family members or other guests accompany him on a business or personal trip, such travel (while it does not result in any incremental cost to IAC) results in the imputation of taxable income to the relevant NEO, the amount of which is calculated in accordance with applicable Internal Revenue Service rules.
(b)
Represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. The total amount of other benefits provided reflects: (i) lease payments, parking, fuel, maintenance and other costs associated with Mr. Diller’s personal use of two automobiles leased and maintained by IAC, (ii) an allocation (based on square footage) of costs for the use of IAC office space by certain individuals who work for Mr. Diller personally and (iii) an allocation (based on the number of personal computers and communication devices supported by IAC) of costs relating to the use by such individuals of IAC’s information technology technical support and certain communications equipment.

(3)
Mr. Schiffman served as IAC’s Executive Vice President and Chief Financial Officer from January 1, 2021 to August 6, 2021. In addition to his service in this role for IAC, Mr. Schiffman also served as interim Chief Financial Officer of Angi Inc., a wholly-owned and publicly traded subsidiary of IAC, from January 1, 2021 to July 19, 2021. For the period commencing on January 1, 2021 through July 19, 2021, $111,180 of Mr. Schiffman’s IAC salary reflected in the table above was allocated to Angi Inc. for his services as its interim Chief Financial Officer pursuant to a services agreement between IAC and Angi Inc. In addition to his executive roles at IAC and Angi Inc., Mr. Schiffman has served on the board of directors of Angi Inc. since June 2017.

Grants of IAC Plan-Based Awards in 2021
The table below provides information regarding all IAC equity awards granted to our NEOs in 2021.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards
Barry Diller	—	—	—
Joseph Levin	—	—	—
Glenn H. Schiffman	—	—	—
Mark Stein	—	—	—
Kendall Handler	12/13/2021	17,810	$2,249,937

(1)
Represents restricted stock units that vest in one lump sum installment on November 30, 2025, subject to continued service through the vesting date, and with partial vesting upon certain terminations of employment.

Outstanding Equity Awards at 2021 Fiscal Year-End
The table below provides information regarding IAC stock option, restricted stock unit and restricted stock awards, Vimeo stock options and Match Group stock options held by our NEOs on December 31, 2021. The market value of IAC restricted stock unit and restricted stock awards is based on the closing price of IAC common stock on December 31, 2021 ($130.71).
	Option Awards(1)				Stock Awards(2)
	Number of securities underlying unexercised options (#)(1)	Number of securities underlying unexercised options (#)(1)	Option exercise price ($)	Option expiration date	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	(Exercisable)	(Unexercisable)
Barry Diller	500,000	—	$13.7121	3/29/2025	—	—
	500,000	—	$17.1397	3/29/2025	—	—
	—	—	—	—	361,475	$47,248,397
Joseph Levin	100,000	—	$13.4784	8/1/2024	—	—
	400,000	—	$15.7064	6/24/2025	—	—
	200,000	—	$8.2070	2/10/2026	—	—
	300,000	—	$15.4503	2/14/2027	—	—
	—	—	—	—	3,000,000(3)	$392,130,000(3)
Glenn H. Schiffman	151,000	—	$9.3068	4/7/2026	—	—
	150,000	—	$15.4503	2/14/2027	—	—
Mark Stein	—	—	—	—	166,517	$21,765,437
Kendall Handler	3,750	—	$15.0437	3/29/2027	—	—
	—	—	—	—	99,094	$12,952,577

(1)
In connection with the Vimeo Spin-Off, each IAC stock option outstanding (all of which were vested) at the time of the Vimeo Spin-Off was split into an IAC stock option and a Vimeo stock option. In addition, in connection with the separation of the businesses within IAC’s former Match Group financial reporting segment from IAC in June 2020 (the “Match Separation”), each IAC stock option outstanding (all of which were vested) at the time of the Match Separation was split into an IAC stock option and a Match Group stock option. These IAC, Vimeo and Match Group stock options otherwise have the same terms and conditions, including exercise periods, as the corresponding vested IAC stock options outstanding immediately prior to the Vimeo Spin-Off and Match Separation, as applicable.

For all of IAC’s NEOs, any value realized upon the exercise of Vimeo and/or Match Group stock options is treated for tax purposes as compensation payable to them in their respective capacities as executive officers of IAC. Accordingly, information regarding Vimeo and Match Group stock options held by IAC’s NEOs as of December 31, 2021 appears below and information regarding exercises of Vimeo and Match Group stock options by such NEOs in 2021 is disclosed under the caption 2021 Option Exercises and Stock Vested.

	Number of securities underlying unexercised Vimeo Options (#)	Vimeo Option exercise price ($)	Vimeo Option expiration date
	(Exercisable)
Barry Diller	811,750	$4.2488	3/29/2025
	811,750	$5.3109	3/29/2025
Joseph Levin	162,350	$4.1764	8/1/2024
	649,400	$4.8668	6/24/2025
	324,700	$2.5430	2/10/2026
	487,050	$4.7874	2/14/2027
Glenn H. Schiffman	245,148	$2.8838	4/7/2026
	243,525	$4.7874	2/14/2027
	129,880	$9.6081	3/2/2028
Mark Stein	201,750	$4.7874	2/14/2027
Kendall Handler	6,088	$4.6614	3/29/2027
	Number of securities underlying unexercised Match Group Options (#)	Match Group Option exercise price ($)	Match Group Option expiration date
	(Exercisable)
Joseph Levin(a)	339,994	$24.8577	6/24/2025
	431,680	$12.9887	2/10/2026
	647,520	$24.4523	2/14/2027
Glenn H. Schiffman	73,760	$24.4523	2/14/2027
	172,672	$49.0750	3/2/2028
Kendall Handler	8,094	$23.8088	3/29/2027

(a)
Pursuant to the terms of his employment agreement, Mr. Levin has agreed to sell, prior to November 5, 2022, at least 50% of the shares of Match Group common stock beneficially owned by him (with the total number of shares beneficially owned by him consisting of any outstanding shares of Match Group common stock held by him and all shares of Match Group common stock underlying Match Group stock options held by Mr. Levin on November 5, 2020); provided¸ however, that if requested by Mr. Levin, IAC has agreed to discuss with Mr. Levin a mutually agreeable extension of the deadline for such sales in light of the relevant circumstances at such time. As of the date of this proxy statement, this obligation has not been satisfied.

(2)
In the case of Messrs. Diller and Stein, represents IAC restricted stock units that cliff vest on November 5, 2025 and February 15, 2025, respectively, subject to continued service through the vesting date, and with partial vesting upon certain terminations of employment.

In the case of Mr. Levin, represents an IAC restricted stock award that generally cliff vests on the tenth anniversary of the grant date (November 5, 2020), based on the satisfaction of the IAC stock price targets (as amended to reflect the Vimeo Spin-Off) set forth below and Mr. Levin’s continued employment through the vesting date:
IAC Stock Price	Number of Shares Vesting
less than $110.22	0
$110.22	500,000
$140.25	2,000,000
$177.45	2,750,000
$223.32 or greater	3,000,000
Mr. Levin may request an extension of the measurement period from ten to twelve years and IAC will consider any such request in light of the circumstances.
In addition, Mr. Levin may elect to accelerate the vesting of his IAC restricted stock award on any of the sixth, seventh, eighth or ninth anniversaries of the grant date, in which case, IAC stock price performance will be measured through the applicable anniversary date, and Mr. Levin will receive a pro rata portion of his IAC restricted stock award (based on the number of years that will have then elapsed from the grant date) and any remaining shares will be forfeited. The applicable IAC stock price goals are proportionately lower (which were initially calculated based on IAC stock price growth rates from the grant date and subsequently adjusted in connection with the Vimeo Spin-Off) on the earlier vesting dates. Mr. Levin is not permitted to transfer any shares of IAC common stock acquired pursuant to an early vesting election until the tenth anniversary of the grant date.
Mr. Levin has the right to vote all 3,000,000 shares of his IAC restricted stock prior to vesting, as well as receive ordinary course cash dividends (on a current, unrestricted basis) on the number of shares that would vest on the applicable dividend record date, based on IAC stock price performance through such record date.
Pursuant to the terms of Mr. Levin’s IAC restricted stock award, Mr. Levin will share (by forfeiting shares otherwise earned) with IAC employees a portion of the value that he realizes, if and to the extent that the award vests, with Mr. Levin sharing a greater proportion of the value increase at higher levels of IAC stock price achievement.
Also pursuant to the terms of Mr. Levin’s IAC restricted stock award, in connection with the Vimeo Spin-Off, Mr. Levin received 4,870,500 shares of Vimeo restricted common stock (equal to 3,000,000 shares of IAC restricted stock that he held at such time, multiplied by 1.6235 (the Vimeo Spin-Off exchange ratio)), in addition to retaining all 3,000,000 shares of his IAC restricted common stock. Since Mr. Levin’s initial award now consists of two separate restricted stock awards (one IAC and one Vimeo), the total value of such awards was allocated between IAC and Vimeo awards based on the pro-rata value of such awards concurrent with the Vimeo Spin-Off. As a result of this allocation, IAC will recognize $42.1 million less expense over the remaining vesting period for Mr. Levin’s award than it otherwise would have prior to the completion of the Vimeo Spin-Off. As of the date of the Vimeo Spin-Off there was approximately $131.0 million in expense related to Mr. Levin’s IAC restricted stock award to be recognized by IAC over the remaining vesting period of approximately 9.5 years.
In the case of Ms. Handler, represents: (i) 3,443 IAC restricted stock units that vested on February 1, 2022 (the last tranche of an award that vested annually over three years), (ii) 7,748 IAC restricted stock units that vested on February 12, 2022 (one lump sum installment of a three year cliff award), (iii) 27,752 IAC restricted stock units that cliff vest on February 15, 2025, subject to continued service through the vesting date, and with partial vesting upon certain terminations of employment, and (iv) 60,151 IAC restricted stock units that cliff vest on November 30, 2025, subject to continued service through the vesting date, and with partial vesting upon certain terminations of employment.
For a discussion of the treatment of the restricted stock unit and restricted stock awards described above in connection with certain terminations of employment, see Estimated Potential Payments Upon Termination of Change in Control.

(3)
Reflects the maximum number of shares of restricted IAC common stock held by Mr. Levin as of December 31, 2021; provided, however, that if shares vest, Mr. Levin would share a portion of such shares (by forfeiting shares otherwise earned) with IAC employees as described in footnote 2 above.

2021 Option Exercises and Stock Vested
Set forth below is information regarding: (i) the number of shares acquired by IAC’s NEOs upon the exercise of IAC stock options and the vesting of IAC restricted stock unit awards in 2021 and the related value realized and (ii) the value realized by IAC’s NEOs upon the exercise of Vimeo and/or Match Group stock options, as applicable, and in all cases, excluding the effect of any applicable taxes. The dollar value realized upon the exercise of IAC, Vimeo and/or Match Group stock options represents the difference between the sale price of the shares acquired upon exercise and the exercise price of the stock options, multiplied by the number of stock options exercised. The dollar value realized upon the vesting of IAC restricted stock units represents the closing price of IAC common stock on the vesting date, multiplied by the number of IAC restricted stock units that vested.
Name	Number of IAC Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of IAC Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Barry Diller	—	—	—	—
Joseph Levin(1)	—	—	—	—
Glenn H. Schiffman(1)	80,000	$8,014,544	—	—
Mark Stein(1)	500,000	$64,339,525	—	—
Kendall Handler	—	—	2,291	$480,995

(1)
In 2021, in addition to the IAC stock option exercises described above, Messrs. Levin and Schiffman exercised Match Group stock options and Mr. Stein exercised Vimeo stock options, in connection with which they realized values of $102,148,936, $13,132,255 and $9,085,914, respectively, in all cases, excluding the effect of any applicable taxes.

Estimated Potential Payments Upon Termination or Change in Control
Overview. Certain IAC employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle our NEOs to continued base salary payments, the acceleration of the vesting of IAC equity awards and/or extended post-termination exercise periods for stock options upon certain terminations of employment (including certain terminations during specified periods following a change in control of IAC). In addition, pursuant to the terms of Mr. Levin’s IAC restricted stock award, he is entitled to the acceleration of the vesting of 100% of such award upon a change in control of IAC.
Amounts and Benefits Payable Upon a Qualifying Termination. Certain amounts that would have become payable to IAC’s NEOs upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2021, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the applicable NEO’s base salary, the number of unvested IAC restricted stock units and/or shares of IAC restricted stock outstanding on December 31, 2021 and the closing price of IAC common stock on December 31, 2021 ($130.71). No IAC NEO held any unvested IAC, Vimeo and/or Match Group stock options as of December 31, 2021.
•
Mr. Diller. With the exception of the agreement related to Mr. Diller’s restricted stock unit award granted in November 2020 (the “2020 Award Agreement”), no payments or other benefits would have been made or provided to Mr. Diller pursuant to any agreement between him and IAC upon a termination without cause or a resignation for good reason (a “Qualifying Termination”) or due to death or disability on December 31, 2021. Upon a Qualifying Termination, pursuant to the terms of the 2020 Award Agreement, Mr. Diller would have been entitled to the vesting of twenty percent (20%) of such award as of December 31, 2021.

•
Mr. Levin. Upon a Qualifying Termination on December 31, 2021, pursuant to the terms of his employment agreement, Mr. Levin would have been entitled to:

•
receive base salary through the date that is twelve months from the date of such Qualifying Termination (the “Severance Period”), subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the Severance Period;

•
the vesting of all outstanding and unvested IAC equity awards (excluding his IAC restricted stock award, the treatment of which is described below) that would have otherwise vested during the Severance Period; and

•
continue to have the ability to exercise his vested IAC, Vimeo and Match Group stock options through June 30, 2023.

In addition, pursuant to the terms of his IAC restricted stock award, upon a Qualifying Termination on December 31, 2021, Mr. Levin would have been entitled to the vesting of 50% (1,500,000 shares) of the award.
For Mr. Levin, “good reason” means: (i) a material reduction in his title, responsibilities, duties or authority from time to time; for the avoidance of doubt, it shall be a material adverse change in his title, responsibilities, duties or authority if: (A) a material acquisition or disposition of any assets or business, (B) the entry into a material new line of business or (C) the spin off or split off or similar separation of a material business of IAC is approved by IAC’s board of directors over his written objection (which must be provided by him reasonably in advance of the approval of IAC’s board of directors, so long as he has reasonable notice of its consideration), (ii) any material reduction in his base salary, (iii) the relocation of his principal place of employment outside of New York, New York, (iv) the failure of IAC to nominate him to stand for election to IAC’s board of directors or his removal from IAC’s board of directors (other than by reason of death, disability, cause or a voluntary resignation), (v) the requirement that he report to anyone other than IAC’s Chairman and Senior Executive or, if Mr. Diller ceases to serve as IAC’s Chairman and Senior Executive, to IAC’s board of directors, (vi) an individual other than Mr. Diller, Mr. Levin or another member of IAC’s board of directors who has served for at least three years at the time of his or her appointment is elected to serve as Chairman of IAC’s board of directors, (vii) any other action or inaction that constitutes a material breach by IAC of his employment agreement and (viii) a successor to all or substantially all of the business and/or assets of IAC does not assume expressly and agree to perform his employment agreement.
Upon a termination of Mr. Levin’s employment due to his death on December 31, 2021, pursuant to the terms of his employment agreement: (i) his estate would have been entitled to: (A) the vesting of all outstanding and unvested IAC equity awards (excluding his IAC restricted stock award) that would have otherwise vested in accordance with the terms of such awards during the twelve month period following his death and (B) continue to have the ability to exercise his vested IAC, Vimeo and Match stock options through June 30, 2023, and (ii) a portion of his IAC restricted stock award would have vested, based on IAC stock price performance through the date of his death (taking into account the shortened IAC stock price performance period), subject to pro-ration, based on the portion of the ten year term that would have elapsed through such date. Upon a termination of Mr. Levin’s employment due to disability on December 31, 2021, he would have been entitled to receive the benefits described in (ii) immediately above pursuant to the terms of his IAC restricted stock award.
•
Mr. Stein and Ms. Handler. Upon a Qualifying Termination on December 31, 2021, pursuant to the terms of their respective employment agreements, each of Mr. Stein and Ms. Handler would have been entitled to:

•
receive base salary for the Severance Period, subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the Severance Period;

•
the partial vesting of outstanding and unvested IAC equity awards (including any cliff vesting awards, which shall be subject to pro-ration as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the Severance Period; and

•
continue to have the ability to exercise his or her vested IAC and Vimeo (and in the case of Mr. Stein only, Match Group) stock options through June 30, 2023.

For each of Mr. Stein and Ms. Handler, “good reason” means: (i) a material adverse change in his or her title, duties or level of responsibilities (and, in the case of Ms. Handler only, excluding for this purpose any such change that is an isolated and inadvertent action not taken in bad faith, but including any circumstance under which IAC is no longer publicly traded and is controlled by another company), (ii) a material reduction in his or her base salary, (iii) a material relocation of his or her principal place of employment outside of the New York City metropolitan area and (iv) a material adverse change in reporting structure such that he or she is no longer reporting to IAC’s Chief Executive Officer (or if IAC does not have a Chief Executive Officer, to its Chairman and Senior Executive), in each case, without his or her written consent or that is not cured promptly after notice. No payments or other benefits would have been made or provided to Mr. Stein and Ms. Handler pursuant to any agreement between these NEOs and IAC upon a termination of their respective employment due to death or disability.
Amounts and Benefits Payable Upon a Change in Control.   With the exception of Mr. Levin, no payments would have been made to any of our NEOs pursuant to any agreement between any of them and IAC upon a change in control of IAC on December 31, 2021.
In the case of Mr. Levin, pursuant to the terms of his IAC restricted stock award, 100% of his award would have vested upon a change in control of IAC as of December 31, 2021. The terms of Mr. Levin’s IAC restricted stock award provide that “change in control” shall have the meaning set forth in IAC’s 2018 Stock and Annual Incentive Plan; provided, however, that the occurrence of the following shall also constitute a change in control for purposes of the award: (i) the acquisition by any individual entity or group other than Barry Diller of any of his affiliates (the “Permitted Holders”) of beneficial ownership of equity securities of IAC representing both: (x) more than 35% of the voting power of the then outstanding equity securities of IAC entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) and (y) more than the aggregate voting power of the then Outstanding Company Voting Securities represented by the equity securities held by the Permitted Holders.
Upon a Qualifying Termination on December 31, 2021 that occurred during the two year period following a change in control of IAC (as defined in the applicable omnibus stock and annual incentive plan(s) and related award agreements), the vesting of all then outstanding and unvested IAC restricted stock units held by each NEO would have been accelerated.
In addition, under the Equity and Bonus Compensation Agreement, dated August 24, 1995, between IAC and Mr. Diller, IAC agreed that to the extent any payment or distribution by IAC to or for the benefit of Mr. Diller (whether under the terms of the related agreement or otherwise) would be subject to the excise tax imposed by §4999 of the Code, or any interest or penalties are incurred by Mr. Diller with respect to such excise tax, then Mr. Diller would be entitled to a gross-up payment covering the excise taxes and related interest and penalties. Given the payments Mr. Diller would have received upon an assumed change in control of IAC on December 31, 2021, IAC does not believe that any excise tax would be imposed or that any gross-up would be required.

Name and Benefit	Qualifying Termination	Change in Control of IAC	Qualifying Termination During the Two Year Period Following a Change in Control of IAC
Barry Diller(1)	$9,449,679	—	$47,248,397
Joseph Levin
Continued Salary	$1,000,000	—	$1,000,000
Market Value of shares of IAC Restricted Stock that would vest	$196,065,000(1)(2)	$392,130,000(3)	$392,130,000(3)
Total Estimated Incremental Value	$197,065,000	$392,130,000	$393,130,000
Glenn H. Schiffman
Continued Salary	—	—	—
Market Value of IAC RSUs that would vest	—	—	—
Total Estimated Incremental Value	—	—	—
Mark Stein
Continued Salary	$550,000	—	$550,000
Market Value of IAC RSUs that would vest(1)	$8,706,201	—	$21,765,437
Total Estimated Incremental Value	$9,256,201	—	$22,315,437
Kendall Handler
Continued Salary	$500,000	—	$500,000
Market Value of IAC RSUs that would vest(1)	$6,058,670	—	$12,952,577
Total Estimated Incremental Value	$6,558,670	—	$13,452,577

(1)
Represents the closing price of IAC common stock ($130.71) on December 31, 2021, multiplied by: (i)  in the case of Messrs. Diller and Stein and Ms. Handler, the number of IAC restricted stock units, in each case, that would have vested upon the occurrence of the relevant event specified above, and (ii)  in the case of Mr. Levin, the number of shares of IAC common stock underlying his IAC restricted stock award.

(2)
In the event of Mr. Levin’s death or disability on December 31, 2021, in the case of his IAC restricted stock award, shares of IAC common stock would have vested in a number to be determined by reference to the related award agreement, some of which he would have shared (by forfeiting shares otherwise earned) with IAC employees as described in footnote 2 to the table that appears under the caption Outstanding Equity Award at 2021 Fiscal Year-End.

(3)
Reflects the maximum number of shares of IAC common stock that would have vested as of December 31, 2021 pursuant to the terms of Mr. Levin’s IAC restricted stock award, some of which he would have shared (by forfeiting shares otherwise earned) with IAC employees as described in footnote 2 to the table that appears under the caption Outstanding Equity Award at 202 Fiscal Year-End.

PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended (“Item 402(u)”), IAC is required to disclose the ratio of its median employee’s annual total compensation to the annual total compensation of its Chief Executive Officer, Joseph Levin, for 2021 (the “2021 Pay Ratio”).
For the fiscal year ended December 31, 2021: (i) the estimated median of the annual total compensation of all IAC employees (other than Mr. Levin) was approximately $62,542, (ii) Mr. Levin’s total annual compensation was $5,365,063 and (iii) the ratio of annual total compensation of Mr. Levin to the median of the annual total compensation of IAC’s other employees is approximately 86 to one. IAC determined its median employee’s total annual compensation in the same manner as it determined the total annual compensation for its Chief Executive Officer (see the Summary Compensation Table).
In making the determinations above, IAC first identified its total number of employees as of October 1, 2021 (7,779 in total, 6,734 of which were located in the United States and 1,045 of which were collectively located in various jurisdictions outside of the United States). IAC then excluded employees located in the following jurisdictions outside of the United States, which together represented less than 5% of its total number of employees: Belarus (312 employees) and Lithuania (8 employees). After excluding employees in these jurisdictions, IAC’s pay ratio calculation included 7,459 of its total 7,779 employees as of October 1, 2021.
To identify the median employee from this employee population, IAC then compared the amount of annual total compensation paid to these employees for the relevant period in 2021 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States (and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities). IAC annualized the compensation of employees who were hired in 2021 but did not work for IAC for the entire period.
The 2021 Pay Ratio disclosure set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to IAC’s 2021 Pay Ratio.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Arrangements. The Nominating Committee of IAC’s board of directors has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of IAC common stock to further align the interests of IAC’s non-employee directors with those of IAC’s stockholders. Arrangements in effect during 2021 provided that: (i) each non-employee director receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resources Committees receive an additional annual retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.
In addition, these arrangements also provided that each non-employee director receive a grant of IAC restricted stock units with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of IAC’s annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal installments commencing on the anniversary of the grant date, (ii) cancellation and forfeiture of unvested units in their entirety upon termination of service from IAC and its subsidiaries and (iii) full acceleration of the vesting of all units upon a change in control of IAC. IAC also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at meetings of IAC’s board of directors and committees thereof.
Deferred Compensation Plan for Non-Employee Directors. Under IAC’s Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their fees for IAC board of directors and/or committee service. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of IAC common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on IAC common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase & Co. After a director leaves the Board, he or she will receive: (i) with respect to share units, the number of shares of IAC common stock represented by such share units, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments are generally made in one lump sum installment after the relevant director leaves the Board and otherwise in accordance with the plan.

2021 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by IAC’s non-employee directors for services performed during 2021 (excluding the effect of any applicable taxes) and (ii) the grant date fair value of IAC restricted stock unit awards granted in 2021.
	Fees Earned
Name	Fees Paid in Cash ($)	Fees Deferred ($)(1)	Stock Awards ($)(2)(3)	Total($)(4)
Chelsea Clinton	$25,000	$25,000	$249,994	$299,994
Michael D. Eisner	$50,000	—	$249,994	$299,994
Bonnie S. Hammer	$75,000	—	$249,994	$324,994
Bryan Lourd	—	$60,000	$249,994	$309,994
Westley Moore	$50,000	—	$249,994	$299,994
David Rosenblatt	$55,000	—	$249,994	$304,994
Alan G. Spoon	$80,000	—	$249,994	$329,994
Alexander von Furstenberg	$50,000	—	$249,994	$299,994
Richard F. Zannino	$60,000	—	$249,994	$309,994

(1)
Represents the dollar value of fees deferred in the form of share units by the relevant director under IAC’s Deferred Compensation Plan for Non-Employee Directors.

(2)
Reflects the grant date fair value of IAC restricted stock unit awards, calculated by multiplying the closing price of IAC common stock on the grant date by the number of IAC restricted stock units awarded.

(3)
Each of Messrs. Eisner, Lourd, Rosenblatt, Spoon, von Furstenberg and Zannino and Mses. Clinton and Hammer held a total of 6,127 IAC restricted stock units, and Mr. Moore held a total of 3,638 IAC restricted stock units, in each case, as of December 31, 2021.

(4)
The differences in the amounts shown above among directors reflect tenure and, as applicable, committee service (or lack thereof), which varies among directors.

2021 Employee Director Compensation. The table below provides information regarding compensation earned for services performed by one of IAC’s employee directors in 2021.
Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Victor A. Kaufman	2021	$100,000	$150,000	—	$18,910	$268,910

(1)
Mr. Kaufman held a total of 27,752 IAC restricted stock units as of December 31, 2021.

(2)
$10,000 of this compensation relates to Mr. Kaufman’s 401(k) plan match by IAC and the remaining amount relates to a parking garage paid for by IAC.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2021, regarding IAC equity compensation plans pursuant to which grants of IAC stock options, shares of IAC restricted stock, IAC restricted stock units and other rights to acquire shares of IAC common stock may be made from time to time.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	4,440,394(3)	$13.98	31,966,464(4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,440,394(3)	$13.98	31,966,464(4)

(1)
Information excludes 363,905 gross shares of IAC common stock that were potentially issuable upon the settlement of equity awards denominated in shares of subsidiaries of IAC, including Angi Inc. and certain of its subsidiaries, based on the estimated values of such awards as of December 31, 2021. For a description of these awards (including IAC’s right to reimbursement for all shares of IAC common stock issued in settlement of Angi Inc. awards in the form of shares of capital stock of Angi Inc. and IAC’s ability to elect to settle such awards in shares of capital stock of Angi Inc. or IAC), see the disclosure under the caption Stock-Based Awards Denominated in the Shares of Certain Subsidiaries in Note 12  —  Stock-Based Compensation to IAC’s consolidated and combined financial statements included in its Form 10-K for the fiscal year ended December 31, 2021.

The number of shares of IAC common stock ultimately needed to settle equity awards denominated in shares of subsidiaries of IAC can vary from the estimated numbers disclosed above as a result of both movements in IAC’s stock price and determinations of the fair value of the relevant subsidiaries that differ from IAC’s estimated determinations of the fair value of such subsidiaries as of December 31, 2021.
(2)
Consists of IAC’s 2018 Stock and Annual Incentive Plan (the “2018 Plan”). For a description of the 2018 plan, see the first two paragraphs of Note 12  —  Stock-Based Compensation to IAC’s consolidated and combined financial statements included in its Form 10-K for the fiscal year ended December 31, 2021.

(3)
Includes an aggregate of: (i) 2,895,732 shares of IAC common stock issuable upon the exercise of outstanding IAC stock options and (ii) 1,544,662 shares of IAC common stock issuable upon the vesting of IAC restricted stock units, in each case, as of December 31, 2021. These awards were issued pursuant to the 2018 Plan (the only active plan under which shares of IAC common stock were available for future grants as of December 31, 2021 and as of the date of this proxy statement), as well as certain other historical IAC omnibus stock and annual plans that are no longer active as of December 31, 2021.

Information excludes 3,000,000 shares of IAC restricted stock granted to IAC’s Chief Executive Officer, Mr. Joseph Levin, in November 2020. This award is reflected in the total number of shares of IAC common stock issued and outstanding from and after November 5, 2020 (the grant date for such award).
(4)
Reflects shares of IAC common stock that remain available for future issuance under the 2018 Plan, which number reflects an adjustment to the number shares of IAC common stock originally authorized under the 2018 Plan made in connection with the Match Separation and pursuant to the terms of the 2018 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of April 27, 2022 (the record date for the Annual Meeting), information relating to the beneficial ownership of IAC common stock and IAC Class B common stock by: (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of IAC common stock and/or IAC Class B common stock, (2) each member of IAC’s board of directors, (3) each named executive officer of IAC and (4) all members of IAC’s board of directors and executive officers of IAC as a group. As of April 27, 2022, there were 84,084,023 and 5,789,499 shares of IAC common stock and IAC Class B common stock, respectively, outstanding.
Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC’s corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of IAC common stock and percent of such class listed includes vested IAC stock options and assumes the conversion of shares of IAC Class B common stock beneficially owned by such person to the extent indicated in the table, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of IAC Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of IAC common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of IAC common stock and ten votes for each share of IAC Class B common stock.
	IAC Common Stock		IAC Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned	% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,096,897(1)	8.4%	—	—	5.0%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	6,335,820(2)	7.5%	—	—	4.5%
Barry Diller	7,100,629(3)	7.8%	5,789,499(4)	100%	41.4%
Chelsea Clinton	41,057(5)	*	—	—	*
Michael D. Eisner	90,882(6)	*	—	—	*
Christopher Halpin	—	—	—	—	—
Kendall Handler	11,786(7)	*	—	—	*
Bonnie S. Hammer	23,940(8)	*	—	—	*
Victor A. Kaufman	71,946(9)	*	—	—	*
Joseph Levin	4,597,033(10)	5.4%	5,789,499(11)	100%	3.2%
Bryan Lourd	35,392(12)	*	—	—	*
Westley Moore	1,543(13)	—	—	—	—
David Rosenblatt	54,982(14)	*	—	—	*
Glenn H. Schiffman	364,238(15)	*	—	—	*
Alan G. Spoon	110,844(16)	*	—	—	*
Mark Stein	297,810(17)	*	—	—	*
Alexander von Furstenberg	649,049(4)(18)	*	573,539(4)	9.9%	4.1%
Diane von Furstenberg	136,711(19)	*	4,786,847(4)	82.7%	33.8%
Richard F. Zannino	47,706(20)	*	—	—	*

	IAC Common Stock		IAC Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned	% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
All current executive officers and directors as a group (15 persons)	12,251,641	13.3%	5,789,499	100%	44.7%

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)
Based upon information regarding IAC holdings reported by way of Amendment No. 1 to a Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”) in its capacity as an investment advisor. Vanguard may be deemed to beneficially own 7,096,897 shares of IAC common stock and to have shared voting power, sole dispositive power and shared dispositive power over 66,907, 6,932,726 and 164,171 of such shares, respectively.

(2)
Based upon information regarding IAC holdings reported by way of Amendment No. 7 to a Schedule 13G filed with the SEC on February 14, 2022 by T. Rowe Price Associates, Inc. (“T. Rowe”). T. Rowe has sole voting and sole dispositive power over 2,906,285 and 6,335,820 shares of IAC common stock, respectively, listed in the table above. T. Rowe may be deemed to be the beneficial owner of all of the shares listed in the table above; however, T. Rowe expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
Consists of: (i) 172,708 shares of IAC common stock and 429,113 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held directly by Mr. Diller and/or through The Arrow 1999 Trust, dated September 16, 1999, as amended (the “Arrow Trust”), over which Mr. Diller has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnotes 10 and 11)), (ii) 136,711 shares of IAC common stock and 4,786,847 shares of IAC Class B common stock held by trusts for the benefit of certain members of Mr. Diller’s family (the “Descendants Trusts”), over which Mr. Diller has sole investment power and Ms. von Furstenberg, Mr. Diller’s spouse, has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnotes 10, 11 and 19), (iii) vested options to purchase 1,000,000 shares of IAC common stock, over which Mr. Diller has sole investment and voting power, (iv) 573,539 shares of IAC Class B common stock held by a trust for the benefit of certain members of Mr. Diller’s family (the “TALT Trust”), over which Mr. von Furstenberg, Mr. Diller’s stepson, has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 11)), and over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. von Furstenberg as investment advisor (see footnotes 4 and 18); provided, however, that Mr. Diller may not act as the replacement investment advisor with respect to voting control over such securities), and (v) 1,711 shares of IAC common stock held by a family foundation, as to which Mr. Diller has shared voting and investment power and as to which Mr. Diller disclaims beneficial ownership.

(4)
The total number of shares of IAC Class B common stock outstanding includes: (i) 429,113 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held directly by Mr. Diller and/or through the Arrow Trust, over which Mr. Diller has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 10)), (ii) 4,786,847 shares of IAC Class B common stock held by the Descendants Trusts, over which Mr. Diller has sole investment power and Ms. von Furstenberg, Mr. Diller’s spouse, has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnotes 10 and 19), and (iii) 573,539 shares of IAC Class B common stock held by the TALT Trust, over which Mr. von Furstenberg, Mr. Diller’s stepson, has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 10)), and over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. von Furstenberg as investment advisor (see footnote 18; provided, however, that Mr. Diller may not act as the replacement investment advisor with respect to voting control over such securities).

(5)
Consists of: (i) 37,375 shares of IAC common stock held directly by Ms. Clinton and (ii) 3,682 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

(6)
Consists of: (i) 46,645 shares of IAC common stock held directly by Mr. Eisner, (ii) 40,555 shares of IAC common stock held by a trust, of which Mr. Eisner is the trustee, and (iii) 3,682 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

(7)
Consists of: (i) 8,036 shares of IAC common stock held directly by Ms. Handler and (ii) vested options to purchase 3,750 shares of IAC common stock.

(8)
Consists of: (i) 20,258 shares of IAC common stock held directly by Ms. Hammer and (ii) 3,682 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

(9)
Consists of: (i) 3,662 shares of IAC common stock held directly by Mr. Kaufman and (ii) 68,284 shares of IAC common stock held through a grantor retained annuity trust established for the benefit of Mr. Kaufman’s spouse, and as to which: (x) Mr. Kaufman’s spouse serves as trustee and is the sole annuitant, and (y) Mr. Kaufman disclaims beneficial ownership except to the extent of any pecuniary interest therein.

(10)
Consists of: (i) 3,000,000 shares of IAC common stock held directly by Mr. Levin, (ii) 287,614 shares of IAC common stock held through a grantor retained annuity trust, of which Mr. Levin serves as sole trustee and is the sole annuitant, (iii) vested options to purchase 1,000,000 shares of IAC common stock and (iv) by virtue of Mr. Levin’s entry into a Voting Agreement on November 5, 2020 with Mr. Diller and the respective trustees of the Arrow Trust, the Descendants Trusts and the TALT Trust with respect to the election of Mr. Levin as a director of IAC and certain other matters (the “Voting Agreement”), (x) 172,708 shares of IAC common stock held by Mr. Diller, over which Mr. Diller has sole investment power and Mr. Diller and Mr. Levin may be deemed to have shared voting power, and (y) 136,711 shares of IAC common stock held by the Descendants Trusts, over which Mr. Diller has sole investment power and Ms. von Furstenberg and Mr. Levin may be deemed to have shared voting power (see footnotes 3 and 19).

All of the shares of IAC common stock referenced in (i) above consist of an IAC restricted stock award made to Mr. Levin in November 2020. For a description of this award, see footnote 2 to the table set forth under the caption Executive Compensation — Outstanding Equity Awards at 2021 Fiscal Year-End.
(11)
Consists of: (i) 429,113 shares of IAC Class B common stock held by Mr. Diller directly or through the Arrow Trust, (ii) 4,786,847 shares of IAC Class B common stock held by the Descendant Trusts and (iii) 573,539 shares of IAC Class B common stock held by the TALT Trust, in each, case as to which Mr. Levin may be deemed to share voting power by virtue of his entry into the Voting Agreement.

(12)
Consists of: (i) 31,710 shares of IAC common stock held directly by Mr. Lourd and (ii) 3,682 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

(13)
Consists of: (i) 995 shares of IAC common stock held directly by Mr. Moore and (ii) 548 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

(14)
Consists of: (i) 45,300 shares of IAC common stock held directly by Mr. Rosenblatt, (ii) 6,000 shares of IAC common stock held in a trust for the benefit of Mr. Rosenblatt’s minor children, as to which he has no voting or investment power and as to which Mr. Rosenblatt disclaims beneficial ownership, and (iii) 3,682 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

(15)
Consists of: (i) 63,238 shares of IAC common stock held directly by Mr. Schiffman and (ii) vested options to purchase 301,000 shares of IAC common stock.

(16)
Consists of: (i) 92,162 shares of IAC common stock held directly by Mr. Spoon, (ii) 15,000 shares of IAC common stock held by a limited liability company controlled by certain members of Mr. Spoon’s family and as to which Mr. Spoon disclaims beneficial ownership except to the extent of any pecuniary interest therein and (iii) 3,682 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

(17)
Consists of shares of IAC common stock held directly by Mr. Stein.

(18)
Consists of: (i) 71,828 shares of IAC common stock held directly by Mr. von Furstenberg, (ii) 573,539 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held by the TALT Trust, over which Mr. von Furstenberg has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 11)), and as to which Mr. von Furstenberg disclaims beneficial ownership except to the extent of any pecuniary interest therein, and (iii) ) 3,682 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

(19)
Consists of shares of IAC common stock held by the Descendants Trusts, over which Ms. von Furstenberg has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnote 10)) and Mr. Diller, Ms. von Furstenberg’s spouse, has sole investment power (see footnote 3).

(20)
Consists of: (i) 44,024 shares of IAC common stock held directly by Mr. Zannino and (ii) 3,682 shares of IAC common stock to be received upon the vesting of IAC restricted stock units in the next 60 days, subject to continued service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires IAC’s directors, certain of its officers and persons who beneficially own more than 10% of a registered class of IAC’s equity securities to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of IAC common stock and other IAC equity securities with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish IAC with copies of all such forms they file. Except as indicated below. based solely on a review of the copies of such forms furnished to IAC and/or written representations that no additional forms were required, IAC believes that its directors, officers and greater than 10% beneficial owners complied with these filing requirements in 2021. Due to administrative error on the part of IAC, grants of IAC restricted stock units made to Messrs. Eisner, Lourd, Moore, Rosenblatt, Spoon, Von Furstenberg and Zannino and Mses. Clinton and Hammer upon his or her re-election to IAC’s board of directors in May 2021 were not timely reported on a Form 4.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review of Related Person Transactions
The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the IAC Audit Committee, as required by the Marketplace Rules governing conflict of interest transactions. For purposes of this policy, as amended, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). During 2021, in accordance with this policy, IAC management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the Item 404 definition of “transaction,” and if so, review such transaction with the Audit Committee. In connection with such determinations, IAC management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with IAC and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to IAC and/or the related person, and (v) any other facts and circumstances that IAC management or the Audit Committee deems appropriate.
Relationships Involving Significant Stockholders, Executive Officers and Directors
Relationships Involving Mr. Diller. Pursuant to an amended and restated governance agreement between IAC and Mr. Diller, for so long as Mr. Diller serves as IAC’s Chairman and Senior Executive, he currently generally has the right to consent to limited matters in the event that IAC’s ratio of total debt to EBITDA (as defined in the governance agreement) equals or exceeds four to one over a continuous twelve-month period.
Relationships Involving Expedia Group, Inc.
Overview. In connection with and following the spin-off of Expedia in August 2005 (the “Expedia Spin-Off”), IAC and Expedia Group, Inc. (“Expedia Group”) entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.
Cost Sharing Arrangements. Mr. Diller currently serves as Chairman and Senior Executive of both IAC and Expedia Group. In connection with the Expedia Spin-Off, IAC and Expedia Group had agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the “Shared Costs”). Cost sharing arrangements in effect during 2021 provided that each of IAC and Expedia Group cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be spent) by Mr. Diller between the two companies. Shared Costs include costs for personal use of cars and equipment dedicated to Mr. Diller’s use and expenses relating to Mr. Diller’s support staff. Costs in 2021 for which IAC billed Expedia Group pursuant to these arrangements were approximately $416,000.
Aircraft Arrangements. Each of IAC and Expedia Group currently has a 50% ownership interest in three aircraft that may be used by both companies (the “Aircraft”). In the third quarter of 2021, the Company and Expedia Group accepted delivery of the third corporate aircraft that IAC and Expedia Group had entered into an agreement in 2019 to jointly acquire for a total cost of approximately $71.4 million (including purchase price and related costs), with each company bearing 50% of such cost. As required pursuant to the related purchase agreement, IAC paid approximately $12.7 million in the third quarter of 2021 upon delivery of the new aircraft. Pursuant to an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties, fixed costs are allocated 50% to each company and variable costs are allocated based on usage. Fixed and variable costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement. As of the date of this proxy statement, the oldest of the three Aircraft had been put up for sale and is expected to be sold by the end of the second quarter of 2022.

In the case of the two newest Aircraft, in the event Mr. Diller ceases to serve as Chairman of either IAC or Expedia Group, each of IAC and Expedia Group will have a put right (to the other party) with respect to its 50% ownership interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve month period preceding such event), in each case, at fair market value for the relevant Aircraft.
In addition, in December 2021, IAC and Expedia Group entered into agreements pursuant to which Expedia Group may use additional aircraft owned by an IAC subsidiary (the “Subsidiary Aircraft”) on a cost basis. To date, total amounts billed to or paid by Expedia Group pursuant to these agreements did not exceed $120,000.
Members of the flight crew for the Aircraft and Subsidiary Aircraft (effective January 1, 2022) are employed by an entity in which each of IAC and Expedia Group has a 50% ownership interest. IAC and Expedia Group share costs relating to flight crew compensation and benefits pro-rata according to each company’s respective usage of the Aircraft and Subsidiary Aircraft, for which they are separately billed by the entity described above. During 2021, total payments in the amount of approximately $2.7 million were made to this entity by IAC.
Commercial Agreements. In connection with and following the Expedia Spin-Off, certain IAC businesses entered into commercial agreements with certain Expedia Group businesses. IAC believes that these arrangements are ordinary course and have been negotiated at arm’s length. In addition, IAC believes that none of these arrangements, whether taken individually or in the aggregate, constitute a material contract to IAC. None of these arrangements, whether taken individually or together with other similar agreements, involved payments to or from IAC and its businesses in excess of $120,000 in 2021.
Relationships Involving Vimeo
Vimeo Spin-Off Agreements. In connection with the Vimeo Spin-Off, which was completed on May 25, 2021, IAC entered into certain agreements with Vimeo to govern the post Vimeo Spin-Off relationship between IAC and Vimeo, including the following agreements:
•
Separation Agreement. The separation agreement provided for the allocation of certain assets, liabilities and contracts between IAC and Vimeo as part of the Vimeo Spin-Off, as well as specified certain transactions and steps to be completed in order to implement the Vimeo Spin-Off.

Under the separation agreement, each of IAC and Vimeo agreed to release (on behalf of itself, the other members of its respective group and directors, officers, agents and employees) pre-closing claims against the other party and the other members of the other party’s group, its directors, officers, agents and employees, subject to certain exceptions, including with respect to any claims under the separation agreement or other transaction agreements.
The separation agreement also includes certain indemnification agreements between IAC and Vimeo, including agreements to indemnify, defend and hold harmless the other party from and against any liabilities arising out of: (i) any asset or liability allocated to such party or the other members of such party’s group under the separation agreement or the businesses of such party’s group after the closing of the Vimeo Spin-Off, (ii) any breach of, or failure to perform or comply with, any post-closing covenant, undertaking or obligation of a member of such party’s group contained in the separation agreement or any related ancillary agreement, and (iii) any untrue or misleading statement or alleged untrue or misleading statement of a material fact or omission, with respect to information contained in or incorporated into the registration statement filed in connection with the Vimeo Spin-Off.
In addition, the separation agreement provides for a post-closing dispute resolution process under which IAC and Vimeo are required to resolve disputes first by entering into negotiation among their respective executives, followed by mediation, and then followed by arbitration.

•
Tax Matters Agreement. In connection with the Vimeo Spin-Off, IAC and Vimeo entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Vimeo Spin-Off to qualify as tax-free for U.S. federal income tax purposes), entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other tax matters.

The tax matters agreement also imposes certain restrictions on Vimeo and its subsidiaries designed to preserve the tax-free status of the Vimeo Spin-Off and includes special rules that allocate tax liabilities in the event that the Vimeo Spin-Off is not tax-free.
There were no payments or refunds due to IAC from Vimeo pursuant to the tax sharing agreement for the period from May 25, 2021 through December 31, 2021 and no outstanding payables due to or receivables due from IAC at December 31, 2021.
•
Transition Services Agreement. Pursuant to the transition services agreement, each of IAC and Vimeo provides to the other party on an interim, transitional basis, various support services, including support with governmental affairs, finance and accounting services, corporate sourcing, legal affairs, systems support and any such other support services as to which IAC and Vimeo may mutually agree. Charges for these services is generally on an actual cost basis (without markup), except as was otherwise agreed upon prior to the completion of the Vimeo Spin-Off.

For the period from May 25, 2021 through December 31, 2021, IAC billed Vimeo approximately $0.9 million for services rendered pursuant to the transition services agreement.
•
Employee Matters Agreement. The employee matters agreement covers a range of compensation and benefit matters related to the Vimeo Spin-Off. In general, IAC assumed or retained: (i) all liabilities with respect to IAC employees, former IAC employees and their dependents and beneficiaries under all IAC employee benefit plans and (ii) all liabilities with respect to the employment or termination of employment of all IAC employees, former IAC employees and other service providers. Similarly, Vimeo assumed or retained: (i) all liabilities under its employee benefit plans and (ii) all liabilities with respect to the employment or termination of employment of all Vimeo employees, former employees and other service providers. Pursuant to the employee matters agreement, IAC continued to provide benefits under its health and welfare plans and flexible benefits plan to Vimeo employees (and Vimeo bore the cost of this coverage with respect to its employees) through December 31, 2021. This agreement also provided for the treatment of outstanding IAC equity awards in connection with the Vimeo Spin-Off.

As of December 31, 2021, there was an outstanding payable due to IAC from Vimeo in the amount of approximately $6.4 million, which was related primarily to reimbursements due to IAC for the exercise of Vimeo equity awards held by IAC employees as a result of the Vimeo Spin-Off and Vimeo’s participation in IAC employee benefit plans. Vimeo paid IAC this amount in full in January 2022.
•
Office Lease. Upon the completion of the Vimeo Spin-Off, IAC entered into a lease agreement with Vimeo for space in IAC’s corporate headquarters. This lease expires on May 31, 2022, at which point Vimeo has the right to extend the term of the lease for up to four consecutive one year periods on the same terms. For the period of May 25, 2021 through December 31, 2021, IAC billed Vimeo approximately $2.6 million pursuant to the lease agreement.

Commercial Agreements. Before and following the Vimeo Spin-Off, certain IAC businesses entered into commercial agreements with certain Vimeo businesses. IAC believes that these arrangements are ordinary course and have been negotiated at arm’s length. In addition, IAC believes that none of these arrangements, whether taken individually or in the aggregate, constitute a material contract to IAC. With the exception of payments pursuant to the agreements listed below, no agreements or arrangements, whether taken individually or together with other similar agreements and arrangements, involved payments to or from IAC and its businesses in excess of $120,000 in 2021.
•
Office Sublease. In November 2021, a wholly-owned subsidiary of IAC subleased certain office space to Vimeo. The initial term of the sublease is one year and expires on October 31, 2022, with autorenewals for consecutive one year periods unless earlier terminated by either party. Rent payments for the initial one year term of the sublease are approximately $2.0 million.

•
Intellectual Property Management Agreement. In September 2021, IAC entered into an allocation agreement with Vimeo, pursuant to which Vimeo maintains coverage under IAC’s membership with a patent risk management service (and Vimeo shares related costs) through September 18, 2023. For the period of May 25, 2021 through December 31, 2021, IAC billed Vimeo approximately $200,000 pursuant to the allocation agreement.

ANNUAL REPORTS
Upon written request to the Corporate Secretary, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, IAC will provide without charge to each person solicited a printed copy of IAC’s 2021 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.iac.com. IAC will furnish requesting stockholders with any exhibit to its 2021 Annual Report on Form 10-K upon payment of a reasonable fee.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR PRESENTATION
AT THE 2023 ANNUAL MEETING
Eligible stockholders that intend to have a proposal considered for inclusion in IAC’s proxy materials for presentation at the 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to IAC at its corporate headquarters no later than January 6, 2023. Stockholder proposals submitted for inclusion in IAC’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. If IAC does not receive notice of the proposal at its corporate headquarters prior to such date, such proposal will be considered untimely for purposes of Rule 14a-8 of the Exchange Act and those IAC officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. Eligible stockholders that intend to have a proposal considered for presentation at the 2023 annual meeting of stockholders without inclusion in IAC’s proxy materials must submit such proposal to IAC at its corporate headquarters by no later than March 22, 2023. If IAC does not receive notice of the proposal at its corporate headquarters prior to such date, such proposal will be considered untimely for purposes of Rule 14a-4 and 14a-5 of the Exchange Act and those IAC officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. IAC reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with any of the requirements above and other applicable requirements.
Eligible stockholders that intend to solicit proxies in support of director nominees other than those nominated by IAC for the 2023 annual meeting of stockholders must provide IAC with notice at its corporate headquarters in accordance with the provisions of Rule 14a-19 of the Exchange Act by April 24, 2023.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or one set of printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided. Once you have received notice that your broker or IAC will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@iac.com. Upon request, IAC undertakes to deliver such materials promptly.
If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or IAC if you are a stockholder of record. You can notify us by sending a written request to Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@iac.com.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 23, 2022.
This proxy statement and the 2021 Annual Report on Form 10-K are available at http://www.proxyvote.com beginning on May 6, 2022.
New York, New York
May 6, 2022

APPENDIX A
AUDIT COMMITTEE CHARTER
IAC/INTERACTIVECORP
(December 2021)
PURPOSE
The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the “independent accounting firm”), (4) the performance of the Company’s internal audit function and independent accounting firm, (5) the Company’s risk assessment and risk management policies as they relate to financial, cybersecurity and other risk exposures, including risks relating to workplace conduct, and (6) the compliance by the Company with legal and regulatory requirements.
In fulfilling its purpose, the Audit Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors and management of the Company.
COMMITTEE MEMBERSHIP
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the “SEC”), as in effect from time to time.
At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.
MEETINGS
The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.
COMMITTEE AUTHORITY AND RESPONSIBILITIES
The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee’s activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:
1.
Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.
Review and discuss with management and the independent accounting firm the Company’s earnings press releases and the results of the independent accounting firm’s review of the quarterly financial statements.

3.
Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4.
Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

5.
Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

(a)
Critical accounting policies and practices to be used in preparing the Company’s financial statements.

(b)
Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

(c)
Unadjusted differences and management letters.

6.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.
Periodically review risk assessments from management with respect to data protection and cybersecurity matters, including assessments of the overall threat landscape and steps management has taken to monitor or mitigate its risk exposure.

8.
Discuss with the independent accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301, “Communications with Audit Committees.”

9.
Periodically evaluate the qualifications, performance and independence of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures and independence.

10.
Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for purposes of taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

11.
Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

12.
Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

13.
Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

14.
Discuss with management, the Company’s senior internal auditing executive and the independent accounting firm the Company’s and its subsidiaries’ compliance with applicable legal requirements and codes of conduct.

15.
Review all related party transactions in accordance with the Audit Committee’s formal, written policy.

16.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17.
Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

18.
Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

19.
Furnish the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

20.
Periodically review procedures for the reporting, investigation and resolution of complaints received by the Company regarding allegations of harassment, discrimination, and retaliation, and the confidential, anonymous submission by employees of such complaints.

21.
Receive periodic reports from the Company’s legal department regarding allegations of harassment, discrimination, and retaliation.

22.
Receive reports on any allegation of or investigation into a claim of harassment, discrimination or retaliation involving a Senior Vice President or above, or posing a material risk to the business of the Company.

LIMITATION OF AUDIT COMMITTEE’S ROLE
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company’s internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company’s management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company’s financial statements or any professional certifications as to the independent accounting firm’s work.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D79721-P73158 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

IAC/INTERACTIVECORP

The Board of Directors recommends that you vote FOR the following directors:

1. Election of Directors

Nominees:

IAC/INTERACTIVECORP555 WEST 18TH STREETNEW YORK, NY 10011 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/IAC2022You may attend the Meeting via the Internet and vote during the Meeting. Havethe information that is printed in the box marked by the arrow available and followthe instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD79721-P73158 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date1d. Bonnie S. Hammer1e. Victor A. Kaufman1f. Joseph Levin1g. Bryan Lourd*1k. Alexander von Furstenberg1l. Richard F. Zannino*1j. Alan G. Spoon*1i. David Rosenblatt1h. Westley Moore1c. Michael D. Eisner1b. Barry Diller1a. Chelsea ClintonIAC/INTERACTIVECORP1. Election of DirectorsNominees:NOTE: Such other business as may properly come before themeeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.3. To ratify the appointment of Ernst & Young LLP as IAC’sindependent registered public accounting firm for the2022 fiscal year.2. To approve a non-binding advisory vote on IAC’s 2021executive compensation.*To be voted upon by the holders of Common Stock votingas a separate classThe Board of Directors recommends that you vote FORthe following directors:The Board of Directors recommends that you vote FORthe following proposals:For Against AbstainFOR WITHHOLD

sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement are available at www.proxyvote.com. D79725-P73158 D79725-P73158IAC/INTERACTIVECORPAnnual Meeting of Stockholders June 23, 2022, at 9:30 a.m. ETThis proxy is solicited by the Board of Directors The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 6, 2022, and hereby appoints each of Christopher Halpin,Kendall Handler and Joanne Hawkins, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on June 23, 2022, at 9:30 a.m. ET, live via the Internet at www.virtualshareholdermeeting.com/IAC2022, and at any related adjournments or postponements, and to vote all shares of IAC Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side

IAC

SCAN TO VIEW MATERIALS & VOTE

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Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D79726-P73158 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

IAC/INTERACTIVECORP

The Board of Directors recommends that you vote FOR the following directors:

1. Election of Directors

Nominees:

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

IAC/INTERACTIVECORP555 WEST 18TH STREETNEW YORK, NY 10011 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/IAC2022You may attend the Meeting via the Internet and vote during the Meeting. Havethe information that is printed in the box marked by the arrow available and followthe instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD79726-P73158 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date1d. Bonnie S. Hammer1e. Victor A. Kaufman1f. Joseph Levin1i. Alexander von Furstenberg1h. David Rosenblatt1g. Westley Moore1c. Michael D. Eisner1b. Barry Diller1a. Chelsea ClintonIAC/INTERACTIVECORP1. Election of DirectorsNominees:NOTE: Such other business as may properly come before themeeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.3. To ratify the appointment of Ernst & Young LLP as IAC’sindependent registered public accounting firm for the2022 fiscal year.2. To approve a non-binding advisory vote on IAC’s 2021executive compensation.The Board of Directors recommends that you vote FORthe following directors:The Board of Directors recommends that you vote FORthe following proposals:For Against AbstainFOR WITHHOLD

sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement are available at www.proxyvote.com. D79727-P73158 IAC/INTERACTIVECORP Annual Meeting of Stockholders June 23, 2022, at 9:30 a.m. ETThis proxy is solicited by the Board of Directors The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 6, 2022, and hereby appoints each of Christopher Halpin,Kendall Handler and Joanne Hawkins, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on June 23, 2022, at 9:30 a.m. ET, live via the Internet at www.virtualshareholdermeeting.com/IAC2022, and at any related adjournments or postponements, and to vote all shares of IAC Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse sideImportant